Exhibit 2.6

S&C Draft of November 27, 2014

INDENTURE

Dated as of

November 28, 2014

Between

ALIBABA GROUP HOLDING LIMITED

as Company

and

THE BANK OF NEW YORK MELLON

as Trustee

DEBT SECURITIES

i

INDENTURE dated as of November 28, 2014, between Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness (the “Securities”) in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof for the equal and proportionate benefit of all of the present and future Holders of the Securities, each party agrees and covenants as follows:

ARTICLE I

DEFINITIONS

Section 1.01              Definitions.

(a)           Unless otherwise defined in this Indenture or the context otherwise requires, all terms used herein shall have the meanings assigned to them in the Trust Indenture Act.

(b)           Unless the context otherwise requires, the terms defined in this Section 1.01(b) shall for all purposes of this Indenture have the meanings hereinafter set forth, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Amounts” has the meaning provided in Section 5.07(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Global Security, to the extent applicable to such transaction or exchange and as in effect from time to time.

“Authenticating Agent” has the meaning provided in Section 10.09.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means the board of directors elected or appointed by the shareholders of the Company to manage its business or any committee of such board of directors duly authorized to take the action purported to be taken by such committee; or, in the case that  the Company is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Board Resolution” means any resolution of the Board of Directors taking an action which it is authorized to take and adopted at a meeting duly called and held at which a quorum of disinterested members (if so required) was present and acting throughout or adopted by written resolution executed by every member of the Board of Directors.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in the City of New York, Hong Kong or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Certificated Security” means a certificated Security that evidences all or part of the Securities of any series and bears the legends set forth in Exhibit A hereto (or such legends as may be specified as contemplated by Section 3.01 for such Securities) and is registered in the name of the Holder.

“Change in Law” means a change in or amendment to the laws, regulations and rules of the PRC or the official interpretation or official application thereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the recitals, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of the Company.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Corporate Trust Office,” or other similar term, means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, NY 10286, United States of America, Attention: Global Corporate Trust - Alibaba Group Holding Limited, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust officer of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning provided in Section 11.03(c).

“CUSIP” means the identification number provided by the Committee on Uniform Securities Identification Procedures.

“Currency” means U.S. Dollars or Foreign Currency.

“Currency Determination Agent” has the meaning provided in Section 3.11(d).

“Default” has the meaning provided in Section 10.03.

“Defaulted Interest” has the meaning provided in Section 3.08(b).

“Depository” means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to Section 3.01 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series.  The “Depository” shall initially be DTC, its nominees and its successors.

“Designated Currency” has the meaning provided in Section 3.11(a).

“Discharged” has the meaning provided in Section 11.03(b).

“Distribution Compliance Period” has the meaning specified in Section 3.06(b)(i)(A).

“DTC” means The Depository Trust Company, New York, New York.

“Event of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Rate” has the meaning provided in Section 3.11(d).

“FATCA” has the meaning provided in Section 5.07(a)(viii).

“Floating Rate Security” means a Security that provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index specified pursuant to Section 3.01.

“Foreign Currency” means a currency issued by the government of any country other than the United States or a composite currency, the value of which is determined by reference to the values of the currencies of any group of countries.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Exhibit A hereto (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

“Group” means the Company and its Controlled Entities.

“Guarantee Requirement Date” has the meaning provided in Section 5.09.

“Guarantors” means any Subsidiary of the Company that executes a form of supplemental indenture substantially in the form of Exhibit B hereto (the “Guarantee”) in accordance with the provisions of this Indenture, and such Subsidiary’s successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture and the Guarantee.

“Holder,” “Holder of Securities,” or “Securityholder” mean the Person in whose name Securities are registered in the Register.

“Indebtedness” means any and all obligations of a Person for money borrowed which, in accordance with U.S. GAAP, would be reflected on the balance sheet of such Person as a liability on the date as of which Indebtedness is to be determined.

“Indenture” means this instrument and all indentures supplemental hereto and any amendments or modifications to the foregoing, in each case, entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established in accordance with Section 3.01.

“Independent Legal Counsel” means an independent legal firm of internationally recognized standing that is reasonably acceptable to the Trustee.

“Independent Tax Consultant” means an independent accounting firm or consultant of internationally recognized standing that is reasonably acceptable to the Trustee.

“Indirect Participant” means a Person who holds a beneficial interest in a Security through a Participant.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“ISIN” means the International Securities Identification Number.

“Issue Date” means, with respect to any Security, the date on which such Security is originally issued under this Indenture.

“Judgment Currency” has the meaning provided in Section 15.06.

“Legal Defeasance” has the meaning provided in Section 11.03(b).

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Maturity” means, with respect to any Security, the date on which the principal of such Security, or any installment of principal, shall become due and payable as therein and herein provided, whether at the Stated Maturity or by declaration, call for redemption or otherwise.

“Members” has the meaning provided in Section 3.03(h).

“Non-recourse Obligation” means Indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by the Company or any of its Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of the Company or any of its Controlled Entities, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Company or any of its Controlled Entities or to the Company’s or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Officer” means the Executive Chairman of the Board, the Executive Vice Chairman, the Chief Executive Officer, the Chief Financial Officer or the Corporate Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Opinion of Counsel” means an opinion in writing reasonably acceptable to the Trustee signed by legal counsel, who may be an employee of or counsel to the Company or who may be other counsel, that meets the applicable requirements provided for in Section 15.01. Opinions of Counsel may have qualifications customary for opinions of the type required.

“Original Issue Discount Security” means any Security that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and the regulations thereunder and any other Security designated by the Company as issued with original issue discount for United States federal income tax purposes.

“Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)            Securities theretofore cancelled by the Paying Agent or delivered to the Paying Agent for cancellation;

(ii)           Securities or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or Securities as to which the Company’s obligations have been Discharged; provided, however, that if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)          Securities that have been paid pursuant to Section 3.07(b) or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to a Responsible Officer of the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

(iv) Securities to which defeasance has been effected pursuant to Section 11.03;

provided, however, that in determining whether the Holders of the requisite principal amount of Securities of a series Outstanding have performed any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding unless the Company, such Affiliate or such other obligor owns all of such Securities, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such series for which the Trustee has received written notice to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes its right to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon such Securities or any Affiliate of the Company or of such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all such Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 10.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Securities not listed therein are Outstanding for the purpose of any such determination. In determining whether the Holders of the requisite principal amount of Outstanding Securities of a series have performed any action hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 3.11(b).

“Participant” means, with respect to any Depository, a person who is a participant or has an account with such Depository.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, interest or Special Interest, if any, on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to Securities of any series issued hereunder.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Place of Payment” has the meaning provided in Section 3.01(h).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Predecessor Security” means, with respect to any Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” at any time shall mean one of the Controlled Entities of the Company:

(i)            as to which one or more of the following conditions is/are satisfied:

(A)          its total revenue or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 5% of the consolidated total revenue of the Group;

(B)          its net profit or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 5% of the consolidated net profit of the Group (before taxation and exceptional items); or

(C)          its net assets or (in the case of one of the Controlled Entities of the Company which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the consolidated net assets of the Group (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Controlled Entity of the Company and the then latest audited consolidated financial statements of the Company; provided that, in relation to clauses (A), (B) and (C) above:

(1)           in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which the latest consolidated audited accounts of the Company relate, the reference to the then latest consolidated audited accounts of the Company and its Controlled Entities for the purposes of the calculation above shall, until the consolidated audited accounts of the Company for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Company and its Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2)           if at any relevant time in relation to the Company or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Company and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Company;

(3)           if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of the Company; and

(4)           if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with the accounts of the Company, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Company (determined on the basis of the foregoing); or

(ii)           that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above)

and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An Officer’s Certificate delivered to the Trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

“Prospectus” means the offering memorandum, dated November 20, 2014, relating to the offering of Securities.

“Record Date” means, with respect to any interest payable on any Security on any Interest Payment Date, the close of business on such date specified in such Security for the payment of interest and Special Interest, if any, pursuant to Section 3.01.

“Redemption Date” means, when used with respect to any Security to be redeemed, in whole or in part, the date fixed for such redemption by or pursuant to this Indenture and the terms of such Security.

“Redemption Price” means, when used with respect to any Security to be redeemed or repurchased, in whole or in part, the price at which it is to be redeemed pursuant to the terms of the Security and this Indenture.

“Relevant Indebtedness” means any Indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

“Register” has the meaning provided in Section 3.05(a).

“Registrar” has the meaning provided in Section 3.05(a).

“Registration Rights Agreement” means a registration rights agreement, if any, applicable to any Securities issued under this Indenture.

“Relevant Jurisdiction” has the meaning provided in Section 5.07(a).

“Responsible Officer” means, with respect to the Trustee, any managing director, vice-president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer assigned to the Corporate Trust Department (or any successor division or unit) of the Trustee located at the Specified Corporate Trust Office, who customarily performs functions similar to those performed by any persons who at the time shall be such officers, respectively, or who shall have direct responsibility for the administration of this Indenture, and any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Certificated Security” means a Certificated Security offered and sold pursuant to an exemption from registration under the Securities Act.

“Restricted Global Security” means a Global Security offered and sold pursuant to an exemption from registration under the Securities Act.

“Revolving Credit Facility” means the US$3,000,000,000 revolving credit facility under the Facility Agreement, dated August 29, 2014, by and among the Company, Citicorp International Limited, as agent, and the lenders, guarantors and mandated lead arrangers party thereto, as amended, restated, modified or refinanced from time to time, but, for the avoidance of doubt, excluding any revolving credit facility entered into among the parties to such revolving credit facility subsequent to any repayment and termination of such facility.

“SEC” means the United States Securities and Exchange Commission, as constituted from time to time.

“Security” or “Securities” means any security or securities, as the case may be, duly authenticated by the Trustee and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Custodian” means the custodian with respect to any Global Security appointed by the Depository, or any successor Person thereto, and shall initially be The Bank of New York Mellon.

“Special Interest” means any additional interests required to be paid pursuant to any applicable Registration Rights Agreement.

“Special Record Date” has the meaning provided in Section 3.08(b)(i).

“Specified Corporate Trust Office” means The Bank of New York Mellon, Hong Kong Branch, Level 24, Three Pacific Place, 1 Queen’s Road East, Hong Kong, attention: Corporate Trust — Alibaba Group Holding Limited, facsimile: +852 2295 3283.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means (i) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (ii) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (i) and (ii), voting at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Successor Jurisdiction” has the meaning provided in Section 5.07(d).

“Tax Change” has the meaning provided in Section 4.07(a).

“Taxes” has the meaning provided in Section 5.07(a).

“Term Facility” means the US$8,000,000,000 term facilities under the Facilities Agreement, dated April 30, 2013, by and among the Company, Citicorp International Limited, as agent and security agent, and the lenders, guarantors and mandated lead arrangers party thereto, as amended, restated, modified or refinanced from time to time but, for the avoidance of doubt, excluding any term credit facility entered into among the parties to such term credit facility subsequent to any repayment and termination of such facility.

“Triggering Event” means (A) any Change in Law that results in (x) the Group (as in existence immediately subsequent to such Change in Law), as a whole, being legally prohibited from operating substantially all of the business operations conducted by the Group (as in existence immediately prior to such Change in Law) as of the last date of the period described in the Company’s consolidated financial statements for the most recent fiscal quarter and (y) the Company being unable to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law) in the same manner as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter prior to such Change in Law and (B) the Company has not furnished to the Trustee, prior to the date that is twelve months after the date of the Change in Law, an opinion from an independent financial advisor or an Independent Legal Counsel stating either that (1) the Company is able to continue to derive substantially all of the economic benefits from the business operations conducted by the Group (as in existence immediately prior to such Change in Law), taken as a whole, as reflected in the Company’s consolidated financial statements for the most recent fiscal quarter prior to such Change in Law (including after giving effect to any corporate restructuring or reorganization plan of the Company) or (2) such Change in Law would not materially and adversely affect the Company’s ability to make principal and interest payments on the Securities of any series when due.

“Triggering Event Offer” has the meaning set forth in Section 5.06(a).

“Triggering Event Payment” has the meaning set forth in Section 5.06(a).

“Triggering Event Payment Date” has the meaning set forth in Section 5.06(a)(ii).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Unrestricted Certificated Security” means a Certificated Security the restrictions on transfer of which have expired or otherwise been removed.

“Unrestricted Global Security” means a Global Security the restrictions on transfer of which have expired or otherwise been removed.

“U.S. Dollars” or “US$” means such currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“U.S. GAAP” refers to generally accepted accounting principles in the United States.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“United States” shall mean the United States of America (including the States and the District of Columbia), its territories and its possessions and other areas subject to its jurisdiction.

Section 1.02              Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(b)           the words “including” and words of similar import when used in this Indenture shall mean “including, without limitation”;

(c)           references to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this Indenture, unless the context otherwise requires; and

(d)           references to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of any Securities (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations; and

(e)           “or” is not exclusive.

ARTICLE II

FORMS OF SECURITIES

Section 2.01              Form Generally.

(a)           The Securities of each series shall be substantially in the forms set forth in Exhibit A hereto or as shall be established pursuant to a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Securities may be listed or of any automated quotation system on which any such series may be quoted, or to conform to usage, all as determined by the officers executing such Securities as conclusively evidenced by their execution of such Securities.

(b)           The terms and provisions of the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby.

Section 2.02              Form of Trustee’s Certificate of Authentication.

(a)           Only such of the Securities as shall bear thereon a certificate substantially in the form of the Trustee’s certificate of authentication hereinafter recited, executed by the Trustee by manual signature, shall be valid or become obligatory for any purpose or entitle the Holder thereof to any right or benefit under this Indenture.

(b)           Each Security shall be dated the date of its authentication.

(c)           The form of the Trustee’s certificate of authentication to be borne by the Securities shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:	[NAME OF TRUSTEE],
as Trustee

By:
Authorized Signatory

Section 2.03              Form of Trustee’s Certificate of Authentication by an Authenticating Agent. If at any time there shall be an Authenticating Agent appointed with respect to any series of Securities, then the Trustee’s certificate of authentication by such Authenticating Agent to be borne by Securities of each such series shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued referred to in the within-mentioned Indenture.

Date of authentication:	[NAME OF TRUSTEE],
as Trustee

	By:	[NAME OF AUTHENTICATING AGENT] as Authenticating Agent

By:
Authorized Signatory

ARTICLE III

THE DEBT SECURITIES

Section 3.01              Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued from time to time in one or more series. There shall be set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a)           the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series, except to the extent that additional Securities of an existing series are being issued);

(b)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.04, 3.06, 3.07, 4.06, or 13.05) and the percentage or percentages of principal amount at which the Securities of the series will be issued;

(c)           the dates on which or periods during which the Securities of the series may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the Securities of such series are or may be payable or the method by which such date or dates shall be determined or extended;

(d)           the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, and the Record Dates for the determination of Holders to whom interest is payable on such Interest Payment Dates or the method by which such date or dates shall be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

(e)           if other than U.S. Dollars, the Foreign Currency in which Securities of the series shall be denominated or in which payment of the principal of, premium, if any, interest or Special Interest, if any, on the Securities of the series shall be payable and any other terms applicable thereto;

(f)            if the amount of payment of principal of, premium, if any, interest or Special Interest, if any, on, the Securities of the series may be determined with reference to an index, formula or other method including, but not limited to, an index based on a Currency or Currencies other than that in which the Securities are stated to be payable, the manner in which such amounts shall be determined;

(g)           if the principal of, premium, if any, interest or Special Interest, if any, on, Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a Currency other than that in which the Securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the Exchange Rate (in addition to or in lieu of the provision set forth in Section 3.11) between the Currency in which the Securities are denominated or payable without such election and the Currency in which the Securities are to be paid if such election is made;

(h)           the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee where the principal of, premium, if any, and interest and Special Interest, if any, on Securities of the series shall be payable, and where Securities of any series may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made (each such place, the “Place of Payment”);

(i)            the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

(j)            the obligation or right, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof and the price or prices at which, the period or periods within which or the date or dates on which, the Currency or Currencies in which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such right or obligation;

(k)           if other than denominations of US$200,000 and multiples of US$1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(l)            if other than the principal amount thereof, the portion of the principal amount of the Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(m)          whether the Securities of the series are to be issued as Original Issue Discount Securities and the amount of discount or premium, if any, with which such Securities may be issued;

(n)           provisions, if any, for the defeasance of Securities of the series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

(o)           whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, (i) the Depository for such Global Security or Securities, (ii) the form of legend in addition to or in lieu of that in Section 3.03(f) which shall be borne by such Global Security and (iii) the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the individual Securities represented thereby;

(p)           the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(q)           the form of the Securities of the series;

(r)            whether the Securities of the series are subject to subordination and the terms of such subordination;

(s)            whether the Securities of the series shall be secured;

(t)            the securities exchange(s) or automated quotation system(s) on which the Securities of the series will be listed or admitted to trading, as applicable, if any;

(u)           any restriction or condition on the transferability of the Securities of the series;

(v)           any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to the Securities of the series;

(w)          any addition or change in the provisions related to supplemental indentures set forth in Sections 13.01, 13.02 and 13.04 which applies to the Securities of the series;

(x)           provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(y)           any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02 and any addition or change in the provisions set forth in Article VI which applies to Securities of the series;

(z)           any addition to or change in the covenants set forth in Article V which applies to the Securities of the series; and

(aa)         any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 13.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical, except as to denomination and except as may otherwise be provided herein or set forth in a Company Order, Officer’s Certificate or in one or more indentures supplemental hereto; provided that, if additional Securities of an existing series are issued, such additional Securities shall not have the same CUSIP, ISIN or other identifying number unless such additional Securities are fungible with the existing Securities of such series for U.S. federal income tax purposes.

Section 3.02              Denominations. In the absence of any specification pursuant to Section 3.01 with respect to Securities of any series, the Securities of such series shall be issuable only as Securities in denominations of US$200,000 and multiples of US$1,000 in excess thereof, and shall be payable only in U.S. Dollars.

Section 3.03              Execution, Authentication, Delivery and Dating.

(a)           The Securities shall be executed in the name and on behalf of the Company by an Officer. Such signatures may be the manual signature of the present or any future such Officer. If the Person whose signature is on a Security no longer holds that office at the time the Security is authenticated and delivered, the Security shall nevertheless be valid.

(b)           At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities and, if required pursuant to Section 3.01, a supplemental indenture, Company Order or Officer’s Certificate setting forth the terms of the Securities of a series. The Trustee shall thereupon authenticate and deliver such Securities without any further action by the Company. The Company Order shall specify the principal amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

(c)           In authenticating the first Securities of any series and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 10.02) shall be fully protected in relying upon, an Officer’s Certificate, prepared in accordance with Section 15.01 stating that the conditions precedent, if any, provided for in this Indenture have been complied with, and an Opinion of Counsel, prepared in accordance with Section 15.01 and substantially in the form set forth below:

(i)            that the form or forms of such Securities have been established in accordance with Article II and Section 3.01 and in conformity with the other provisions of this Indenture;

(ii)           that the terms of such Securities have been established in accordance with Section 3.01 and in conformity with the other provision of this Indenture;

(iii)          that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing;

(iv)          if applicable, that the supplemental indenture, setting forth the terms of such Securities, when executed and delivered by the Trustee in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, (B) general equitable principles (whether considered in a proceeding in equity or at law) and (C) an implied covenant of good faith and fair dealing; and

(v)           that all conditions precedent, if any, provided for in this Indenture in respect of the authentication and delivery by the Company of such Securities have been complied with.

Notwithstanding the provisions of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Officer’s Certificate or Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that nothing in this clause (c) is intended to derogate Trustee’s rights to receive an Officer’s Certificate and Opinion of Counsel under Section 15.01.

(d)           The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 3.03 if the issue of the Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise.

(e)           Each Security shall be dated the date of its authentication.

(f)            If the Company shall establish pursuant to Section 3.01 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such Global Securities, (ii) shall be registered, if in registered form, in the name of the Depository for such Global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instruction and (iv) shall bear a legend substantially to the following effect:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

The aggregate principal amount of each Global Security may from time to time be increased or decreased by adjustments made on the records of the Security Custodian, as provided in this Indenture.

(g)           Each Depository designated pursuant to Section 3.01 for a Global Security in registered form must, at the time of its designation an at all times while it serves as such Depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(h)           Members of, or participants in, the Depository (“Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Security Custodian under such Global Security, and the Depository may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Members, the operation of customary practices of the Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Security. The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Members and Persons that may hold interests through Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

(i)            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or an Authenticating Agent by manual signature of an authorized signatory of the Trustee or the Authenticating Agent, as the case may be, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.04              Temporary Securities.

(a)           Pending the preparation of definitive Securities of any series, the Company may execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Securities may determine, as conclusively evidenced by their execution of such temporary Securities. Any such temporary Security may be in global form, representing all or a portion of the Outstanding Securities of such series. Every such temporary Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Security or Securities in lieu of which it is issued.

(b)           If temporary Securities of any series are issued, the Company shall cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of such temporary Securities at the office or agency maintained by the Company in a Place of Payment for such purposes provided in Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

(c)           Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.04 or Section 3.06, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.05              Registrar.

(a)           The Company shall keep, at an office or agency to be maintained by it in a Place of Payment where Securities may be presented for registration or presented and surrendered for registration of transfer or of exchange, and where Securities of any series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable (the “Registrar”), a security register for the registration and the registration of transfer or of exchange of the Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Register”), as in this Indenture provided, which Register shall be open for inspection by the Trustee during business hours on business days in the location of the Registrar. Such Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars; the term “Registrar” includes any co-registrar.

(b)           The Company shall enter into an appropriate agency agreement with any Registrar or co-Registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar for any series, the Trustee shall act as such. The Company or any Affiliate thereof may act as Registrar, co-Registrar or transfer agent.

(c)           The Company hereby initially appoints The Bank of New York Mellon at its Corporate Trust Office as Registrar in connection with the Securities and this Indenture, until such time as another Person is appointed as such in replacement of the Trustee as such. So long as the Trustee serves as Registrar, it will be entitled as Registrar to the same rights of compensation, reimbursement and indemnification under Section 10.01 and Section 10.02 as if it were Trustee. No Person shall at any time be appointed as or act as Registrar unless such Person is at such time empowered under applicable law to act as such Registrar.

Section 3.06              Transfer and Exchange.

(a)           Generally.

(i)            Upon surrender for registration of transfer of any Security of any series at the Registrar, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations and of like tenor and aggregate principal amount.  The transfer of any Security shall not be valid as against the Company or the Trustee unless registered at the Registrar at the request of the Holder, or at the request of his, her or its attorney duly authorized in writing.

(ii)           Subject to this Section 3.06(a) and Section 3.06(b), at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(iii)          The provisions of clauses (A), (B), (C) and (D) below shall apply only to Global Securities:

(A)          Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(B)          Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated in Section 3.01, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (A) such Depository (i) has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, and in each case, a successor depository is not appointed, (B) there shall have occurred and be continuing a Default with respect to such Global Security, or (C) the Company, at its option, notifies the Trustee in writing that it elects to cause such transfer.

(C)          Subject to clause (B) above, and subject to such applicable provisions, if any, as may be specified as contemplated in Section 3.01, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depository for such Global Security shall direct.

(D)          Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

(b)           Certain Transfers and Exchanges.  Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.06(b) shall be made only in accordance with this Section 3.06(b).

(i)            Transfer and Exchange of Beneficial Interests in Global Securities.  The transfer and exchange of beneficial interests in Global Securities will be effected through the applicable Depository, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in Global Securities also will require compliance with either subparagraph (A) or (B) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(A)          Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the applicable legends provided thereon; provided, however, that transfers of beneficial interests in the Global Security issued pursuant to Regulation S under the Securities Act may not be made to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S or as otherwise provided in any legend.  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.06(b)(i)(A).

(B)          All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.06(b)(i)(A) above, the transferor of such beneficial interest must deliver to the Registrar both (i) a written order from a Participant or an Indirect Participant given to the applicable Depository in accordance with the Applicable Procedures directing the applicable Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(C)          Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 3.06(a) above and the Registrar receives the following:

a.             if the transferee will take delivery in the form of a beneficial interest in a Global Security offered and sold pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

b.             if the transferee will take delivery in the form of a beneficial interest in a Global Security offered and sold pursuant to Regulation S under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(D)          Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 3.06(a) above and the Registrar receives the following:  (i) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (i)(a) thereof; or (ii) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the appropriate certifications in item (3) thereof; and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable legends provided thereon are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clause (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 3.03 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (C) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(ii)           Transfer or Exchange of Beneficial Interests for Certificated Securities.  If any one of the events listed in Section 3.06(a) has occurred or the Company has elected to cause the issuance of certificated Securities, transfers or exchanges of beneficial interests in a Global Security for a certificated Security shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 3.06(b)(ii).

(A)          Beneficial Interests in Restricted Global Securities to Restricted Certificated Securities.  If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Certificated Security, then, upon receipt by the Registrar of the following documentation:

a.             if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Certificated Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

b.             if such beneficial interest is being transferred to a qualified institutional buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

c.             if such beneficial interest is being transferred in an offshore transaction in accordance with Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

d.             if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof; and

e.             if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (4) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.06(c) hereof, and the Company and the Guarantors shall execute and upon receipt of a Company Order the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount.  Any Certificated Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.06(b)(ii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant.  The Trustee shall deliver such Certificated Securities to the Persons in whose names such Securities are so registered.  Any Certificated Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 3.06(b)(ii) shall bear the appropriate legends and shall be subject to all restrictions on transfer contained therein.

(B)          Beneficial Interests in Restricted Global Securities to Unrestricted Certificated Securities.  A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Certificated Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security only if:

a.             if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof; or

b.             the Registrar receives the following:

1.             if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for an Unrestricted Certificate Security, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

2.             if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such holder in the form of Exhibit C hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (ii), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the appropriate legends are no longer required in order to maintain compliance with the Securities Act.

(C)          Beneficial Interests in Unrestricted Global Securities to Unrestricted Certificated Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Certificated Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Security, then, upon satisfaction of the conditions set forth in Section 3.06(b)(i)(B) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 3.06(c) hereof, and the Company will execute and upon receipt of a Company Order the Trustee will authenticate and deliver to the Person designated in the instructions a Certificated Security in the appropriate principal amount.  Any Certificated Security issued in exchange for a beneficial interest pursuant to this Section 3.06(b)(ii)(C) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depository and the Participant or Indirect Participant.  The Trustee will deliver such Certificated Securities to the Persons in whose names such Securities are so registered.  Any Certificated Security issued in exchange for a beneficial interest pursuant to this Section 3.06(b)(ii)(C) will not bear a Restricted Security legend.

(iii)         Transfer and Exchange of Certificated Securities for Beneficial Interests.

(A)          Restricted Certificated Securities to Beneficial Interests in Restricted Global Securities.  If any Holder of a Restricted Certificated Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Certificated Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

a.             if the Holder of such Restricted Certificated Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

b.             if such Restricted Certificated Security is being transferred to a qualified institutional buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

c.             if such Restricted Certificated Security is being transferred in an offshore transaction in accordance with an exemption from registration under Regulation S under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof; and

d.             if such Restricted Certificated Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (4) thereof;

the Trustee will cancel the Restricted Certificated Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Security, in the case of clause (ii) above, the Global Security offered and sold pursuant to Rule 144A under the Securities Act, and in the case of clause (iii) above, the Global Security offered and sold pursuant to Regulation S under the Securities Act.

(B)          Restricted Certificated Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Restricted Global Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Global Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

a.             if such Restricted Certificated Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof; or

b.             the Registrar receives: (A) if the Holder of such Restricted Certificated Security proposes to exchange such Restricted Certificated Security for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof, or (B) if the Holder of such Restricted Certificated Security proposes to transfer such Restricted Certificated Security to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the appropriate certifications in item (3) thereof, and, in each such case, if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the applicable legends are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 3.06(b)(iii)(B), the Trustee will cancel the Certificated Security and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(C)          Unrestricted Certificated Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Certificated Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Certificated Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Certificated Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Certificated Security to a beneficial interest is effected pursuant to subparagraphs (c) above at a time when an Unrestricted Global Security has not yet been issued, the Company will issue and, upon receipt of a Company Order, the Trustee will authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Certificated Securities so transferred.

(iv)          Transfer and Exchange of Certificated Securities for Certificated Securities.  Upon request by a Holder of Certificated Securities and such Holder’s compliance with the provisions of this Section 3.06(b)(iv), the Registrar will register the transfer or exchange of Certificated Securities.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.06(b)(iv).

(A)          Restricted Certificated Securities to Restricted Certificated Securities.  Any Restricted Certificated Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Security if the Registrar receives the following:

a.             if the transfer will be made pursuant to Rule 144A under the Securities Act, a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

b.             if the transfer will be made pursuant to an offshore transaction in accordance with exemption from registration under Regulation S under the Securities Act, a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

c.             if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit C hereto, including the certifications required by item (3) thereof.

(B)          Restricted Certificated Securities to Unrestricted Certificated Securities.  Any Restricted Certificated Security may be exchanged by the Holder thereof for an Unrestricted Certificated Security or transferred to a Person or

Persons who take delivery thereof in the form of an Unrestricted Certificated Security if the Registrar receives: (i) if the Holder of such Restricted Certificated Security proposes to exchange such Security for an Unrestricted Certificated Security, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (ii) if the Holder of such Restricted Certificated Security proposes to transfer such Security to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Security, a certificate from such Holder in the form of Exhibit C hereto, including the appropriate certifications in item (3) thereof; and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the appropriate legends are no longer required in order to maintain compliance with the Securities Act.

(C)          Unrestricted Certificated Securities to Unrestricted Certificated Securities.  A Holder of Unrestricted Certificated Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Certificated Security.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Securities pursuant to the instructions from the Holder thereof.

(c)           Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Certificated Securities or a particular Certificated Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security will be returned to or retained and canceled by the Trustee in accordance with Section 3.09 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Certificated Securities, the principal amount of Securities represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(d)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Security (including any transfers between or among Participants or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.07              Mutilated, Destroyed, Lost and Stolen Securities.

(a)           If (i) any mutilated Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee security or indemnity satisfactory to them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Security has been acquired by a protected purchaser, then the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series and of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding, and neither gain nor loss in interest shall result from such exchange or substitution.

(b)           In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amount due on such Security in accordance with its terms.

(c)           Upon the issuance of any new Security under this Section 3.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(d)           Every new Security of any series issued pursuant to this Section 3.07 shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

(e)           The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08              Payment of Interest; Interest Rights Preserved.

(a)           Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest notwithstanding the cancellation of such Security upon any transfer or exchange subsequent to the Record Date. Payment of interest and Special Interest, if any, on Securities shall be made at the Corporate Trust Office (except as otherwise specified pursuant to Section 3.01) or, at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder.

(b)           Any interest or Special Interest, if any, on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his, her or its having been such a Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been given as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)           The Company may make payment of any Defaulted Interest on Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed or of any automated quotation system on which any such Securities may be quoted, and upon such notice as may be required by such exchange or quotation system, as applicable, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c)           Subject to the foregoing provisions in this Section 3.08, each Security delivered under this Indenture in exchange or substitution for, or upon registration of transfer of, any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09              Cancellation. Unless otherwise specified pursuant to Section 3.01 for Securities of any series, all Securities surrendered for payment, redemption, registration of transfer or exchange or otherwise shall, if surrendered to any Person other than the Paying Agent, be delivered to the Paying Agent for cancellation and shall be promptly cancelled by it and, if surrendered to the Paying Agent, shall be promptly cancelled by it. The Company may at any time deliver to the Paying Agent for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Paying Agent for cancellation any Securities previously authenticated hereunder that the Company has not issued or sold, and all Securities so delivered shall be promptly cancelled by the Paying Agent. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. The Paying Agent shall dispose of all cancelled Securities held by it in accordance with its then customary procedures, unless otherwise directed by a Company Order, and deliver a certificate of such disposal to the Company upon its request therefor. The acquisition of any Securities by the Company shall not operate as a redemption or satisfaction of the Indebtedness represented thereby unless and until such Securities are surrendered to the Paying Agent for cancellation.

Section 3.10              Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11              Currency of Payments in Respect of Securities.

(a)           The Company may provide pursuant to Section 3.01 for Securities of any series that (i) the obligation, if any, of the Company to the principal of, premium, if any, and interest and Special Interest, if any, on, the Securities of any series in a Foreign Currency or U.S. Dollars (the “Designated Currency”) as may be specified pursuant to Section 3.01 is of the essence and agrees that, to the fullest extent possible under applicable law, judgments in respect of such Securities shall be given in the Designated Currency; (ii) the obligation of the Company to make payments in the Designated Currency of the principal of, premium, if any, and interest and Special Interest, if any, on such Securities shall, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Designated Currency that the Holder receiving such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other Currency (after any premium and cost of exchange) on the business day in the country of issue of the Designated Currency or in the international banking community (in the case of a composite currency) immediately following the day on which such Holder receives such payment; (iii) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Company shall pay such additional amounts as may be necessary to compensate for such shortfall; and (iv) any obligation of the Company not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect. Notwithstanding the foregoing, unless otherwise specified pursuant to Section 3.01 for Securities of any series, payment of the principal of, premium, if any, and interest and Special Interest, if any, on, Securities of such series shall be made in U.S. Dollars.

(b)           If the principal of, premium, if any, interest or Special Interest, if any, on any Security is payable in a Foreign Currency and such Currency is not available to the Company for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to Holders of the Securities by making such payment in U.S. Dollars in an amount equivalent of the amount payable in such other Currency at the Exchange Rate as determined pursuant to clause (d) below.  Notwithstanding any provisions to the contrary herein, any payment made under such circumstances in U.S. Dollars where the required payment is in a Currency other than U.S. Dollars shall not constitute an Event of Default under this Indenture.

(c)           For purposes of any provision of this Indenture where the Holders of Outstanding Securities may perform an action that requires that a specified percentage of the Outstanding Securities of all series perform such action and for purposes of any determination by the Trustee of amounts due and unpaid for the principal of, premium, if any, and interest and Special Interest, if any, on, the Securities of all series in respect of which moneys are to be disbursed ratably, the principal of, premium, if any, and interest and Special Interest, if any, on, the Outstanding Securities denominated in a Foreign Currency shall be the amount in U.S. Dollars based upon the Exchange Rate as determined pursuant to clause (d) below (or as specified pursuant to Section 3.01, applicable) for Securities of such series, as of the date for determining whether the Holders entitled to perform such action have performed it or as of the date of such determination by the Trustee, as the case may be.

(d)           Any decision or determination to be made regarding the Exchange Rate shall be made by the Company or an agent appointed by the Company (the Company, in such capacity, or such agent, the “Currency Determination Agent”); provided that such agent shall accept such appointment in writing and the terms of such appointment shall, in the opinion of the Company at the time of such appointment, require such agent to make such determination by a method consistent with the method provided pursuant to Section 3.01 for the making of such decision or determination. Unless otherwise specified pursuant to Section 3.01, “Exchange Rate” shall mean, for any Currency, the noon buying rate in New York City for cable transfers for such Currency as the applicable Exchange Rate, as such rate is reported or otherwise made available by the Federal Reserve Bank of New York on the date of such payment, or, if such rate is not then available, on the basis of the most recently available rate. All decisions and determinations of such agent regarding the Exchange Rate shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of the Securities.

Section 3.12              CUSIP Numbers. The Company in issuing any Securities may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange, as a convenience to Holders, with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee and the Agents of any change in the CUSIP, ISIN or other similar numbers.

ARTICLE IV

REDEMPTION OF SECURITIES

Section 4.01              Applicability of Right of Redemption. Redemption of Securities permitted by the terms of any series of Securities shall be made (except as otherwise specified pursuant to Section 3.01 for Securities of any series) in accordance with this Article  IV; provided, however, that if any such terms of a series of Securities shall conflict with any provision of this Article IV, the terms of such series shall govern.

Section 4.02              Selection of Securities to be Redeemed.

(a)           If the Company shall at any time elect to redeem all or any portion of the Securities of a series then Outstanding, it shall at least 15 calendar days (or such shorter period acceptable to the Trustee) prior to the date the notice of redemption is to be mailed, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.  If less than all of the Securities in any series are to be redeemed, the Securities for redemption will be selected as follows: (i) if such Securities are listed on any securities exchange, in compliance with the requirements of the securities exchange on which such Securities are then traded or if such Securities are held through the clearing systems, in compliance with the requirements of the applicable clearing systems; or (ii) if such Securities are not listed on any securities exchange, on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that, in each case, the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. In any case where more than one Security of such series is registered in the same name, the Trustee may treat the aggregate principal amount so registered as if it were represented by one Security of such series.

(b)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 4.03              Notice of Redemption.

(a)           Notice of redemption shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior to the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company, not less than 30 calendar days nor more than 60 calendar days prior to the Redemption Date, to the Holders of Securities of any series to be redeemed in whole or in part pursuant to this Article  IV, in the manner provided in Section 15.04; provided that the Trustee be provided with the draft notice at least 15 days (or such shorter period acceptable to the Trustee) prior to sending such notice of redemption. Any notice given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Security of such series.

(b)           All notices of redemption shall identify the Securities to be redeemed (including CUSIP, ISIN or other similar numbers, if available) and shall state:

(i)            such election by the Company to redeem Securities of such series pursuant to provisions contained in this Indenture or the terms of the Securities of such series in a Company Order, Officer’s Certificate or a supplemental indenture establishing such series, if such be the case;

(ii)           the Redemption Date;

(iii)          the Redemption Price (or the manner in which the Redemption Price will be calculated);

(iv)          if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the Securities of such series to be redeemed;

(v)           that on the Redemption Date the Redemption Price shall become due and payable upon each such Security to be redeemed, and that, if applicable, interest thereon shall cease to accrue on and after said date; and

(vi)          (if the Notes are in certificated form) the Place or Places of Payment where such Securities are to be surrendered for payment of the Redemption Price.

Section 4.04              Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on each Redemption Date for any Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 5.03) an amount of money in the Currency in which such Securities are denominated (except as provided pursuant to Section 3.01) sufficient to pay the Redemption Price of and accrued interest and Special Interest, if any, on such Securities or any portions thereof that are to be redeemed on that date. The Paying Agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 4.04.

Section 4.05              Securities Payable on Redemption Date. If notice of redemption has been given as above provided, any Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall Default in the payment of the Redemption Price) such Securities shall cease to bear interest, and, except as provided in Section 11.07, such Securities shall cease from and after the Redemption Date to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Trustee or Paying Agent with the moneys deposited in accordance with Section 4.04 above at the Redemption Price (unless the Company shall Default in the payment of the Redemption Price); provided, however, that (unless otherwise provided pursuant to Section 3.01) installments of interest that have a Stated Maturity on or prior to the Redemption Date for such Securities shall be payable according to the terms of such Securities and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof shall, until paid or duly provided for, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 4.06              Securities Redeemed in Part. Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to Section 3.01 with, if the Company, the Registrar or the

Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar and the Trustee duly executed by the Holder thereof or his, her or its attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series, of like tenor and form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that if a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered. In the case of a Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Security or Securities as aforesaid, may make a notation on such Security of the payment of the redeemed portion thereof.

Section 4.07              Tax Redemption.

(a)           Each series of Securities may be redeemed at any time, at the option of the Company, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to, but not including, the Redemption Date, if (i) as a result of any change in, or amendment to, the laws or regulations of the Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to the Company, the applicable Successor Jurisdiction), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Company, the date on which such successor Person to the Company became such pursuant to this Indenture) (a “Tax Change”), the Company or any such successor Person to the Company is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium, if any, interest or Special Interest, if any, in respect of such Securities and (ii) such obligation cannot be avoided by the Company or any such successor Person to the Company taking reasonable measures available to it, provided that changing the jurisdiction of organization or tax residency of the Company or such successor Person to Company is not a reasonable measure for purposes of this Section 4.07(a).

(b)           Prior to the giving of any notice of redemption of the Securities pursuant to Section 4.07(a), the Company or any such successor Person to the Company shall deliver to the Trustee (i) a notice of such redemption election, (ii) an opinion of an Independent Legal Counsel or an opinion of an Independent Tax Consultant to the effect that the Company or any such successor Person to the Company is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an Officer’s Certificate from the Company or any such successor Person to the Company, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Company or any such successor Person to the Company taking reasonable measures available to it.

(c)           Notice of such a redemption of the Securities shall be given to the holders of such Securities not less than 30 days nor more than 60 days prior to the Redemption Date. Notice having been given, the Securities shall become due and payable on the Redemption Date and will be paid at the Redemption Price, together with accrued and unpaid interest and Special Interest, if any, to, but not including, the Redemption Date, at the place or places of payment and in the manner specified in the Securities or this Indenture. From and after the Redemption Date, if moneys for the redemption of the Securities shall have been made available as provided in this Indenture for redemption on the Redemption Date, the Securities shall cease to bear interest, and the only right of the holders of the Securities shall be to receive payment of the Redemption Price and accrued and unpaid interest and Special Interest, if any, to, but not including, the Redemption Date.

ARTICLE V

PARTICULAR COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

Section 5.01              Payments of Principal, Premium and Interest. The Company, for the benefit of each series of Securities, shall duly and punctually pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, each series of Securities, at the dates and place and in the manner provided in the Securities and in this Indenture.  The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 5.02              Maintenance of Office or Agency; Paying Agent.

(a)           The Company shall maintain in each Place of Payment for any series of Securities, if any, an office or agency where Securities may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby initially appoints The Bank of New York Mellon as Paying Agent to receive all presentations, surrenders, notices and demands. So long as the Trustee serves as Paying Agent, it will be entitled as Paying Agent to the same rights of compensation, reimbursement and indemnification under Section 10.01 and Section 10.02 as if it were Trustee.

(b)           The Company may also from time to time designate different or additional offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company shall give prompt written notice to the Trustee of any such additional designation or rescission of designation and of any change in the location of any such different or additional office or agency. The Company shall enter into an appropriate agency agreement with any Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. The Company or any Affiliate thereof may act as Paying Agent and shall inform the Trustee of the same.

(c)           With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 3.01, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

Section 5.03              To Hold Payment in Trust.

(a)           If the Company or an Affiliate thereof shall at any time act as Paying Agent with respect to any series of Securities, then, on or before the date on which the principal of, premium, if any, interest or Special Interest, if any, on any of the Securities of that series by their terms or as a result of the calling thereof for redemption shall become payable, the Company or such Affiliate shall segregate and hold in trust for the benefit of the Holders of such Securities or the Trustee a sum sufficient to pay such principal, premium, if any, interest or Special Interest, if any, which shall have so become payable until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and shall notify the Trustee of its action or failure to act in that regard.

Upon any proceeding under the Bankruptcy Code or any applicable state bankruptcy laws with respect to the Company or any Affiliate thereof, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall promptly replace the Company or such Affiliate as Paying Agent.

(b)           If the Company shall appoint, and at the time have, a Paying Agent for the payment of the principal of, premium, if any, interest or Special Interest, if any, on any series of Securities, then prior to 10:00 a.m., New York City time, on the date on which the principal of, premium, if any, interest or Special Interest, if any, on any of the Securities of that series shall become payable as above provided, whether by their terms or as a result of the calling thereof for redemption, the Company shall deposit with such Paying Agent a sum sufficient to pay such principal, premium, if any, interest or Special Interest, if any, such sum to be held in trust for the benefit of the Holders of such Securities, and (unless such Paying Agent is the Trustee), the Company or any other obligor of such Securities shall promptly notify the Trustee of its payment or failure to make such payment. The Paying Agent shall not be bound to make any payment until it has received in immediately available and cleared funds the full amount due to be paid to it pursuant to this Section 5.03(b).

(c)           If the Paying Agent shall be a Person other than the Trustee, the Company shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.03, that such Paying Agent shall:

(i)            comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent;

(ii)           hold all moneys held by it for the payment of the principal of, premium, if any, interest or Special Interest, if any, on the Securities of that series in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(iii)          give to the Trustee notice of any Default by the Company or any other obligor upon the Securities of that series in the making of any payment of the principal of, premium, if any, interest or Special Interest, if any, on the Securities of that series; and

(iv)          at any time during the continuance of any such Default, upon the written request of the Trustee, pay to the Trustee all sums so held in trust by such Paying Agent.

(d)           Anything in this Section 5.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release, satisfaction or discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or by any Paying Agent other than the Trustee as required by this Section 5.03, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, upon such payment by a Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such moneys.

(e)           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, interest or Special Interest, if any, on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, interest or Special Interest, if any, has become due and payable shall be paid to the Company upon Company Order and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such amounts without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. Subject to written instructions from the Company, any unclaimed funds held by the Trustee or the Paying Agent (as the case may be) may be invested and any interest accumulated thereon shall be paid to the Company by the Trustee or the Paying Agent (as the case may be). If the bank or institution with which the unclaimed funds are invested is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at the then current rates, be payable by it on such a deposit to an independent customer. The Trustee or the Paying Agent (as the case may be) shall not be responsible for any resulting loss from any such investment made in accordance with the written direction of the Company, whether by depreciation in value, change in exchange rates or interest rates or otherwise and shall not be liable to the Company, the Holders or any other Person.

Section 5.04              Merger, Consolidation and Sale of Assets. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities:

(a)           The Company shall not consolidate with or merge into any other Person in a transaction in which the Company is not the surviving entity, or convey, transfer or lease its properties and assets substantially as an entirety to, any Person, unless

(i)            any Person formed by such consolidation or into or with which the Company is merged or to whom the Company has conveyed, transferred or leased its properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to this Indenture all the obligations of the Company under this Indenture and the Securities, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)           immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)          the Company has delivered to the Trustee an Officer’s Certificate and an opinion of Independent Legal Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(b)           Upon any consolidation with or merger into any other entity, or any sale other than for cash, or any conveyance or lease, of all or substantially all of the assets of the Company in accordance with this Section 5.04, the successor entity formed by such consolidation or into or with which the Company is merged or to which the Company is sold or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company shall be relieved of all obligations and covenants under this Indenture and the Securities, and from time to time such successor entity may exercise each and every right and power of the Company under this Indenture, in the name of the Company, or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any officer of the Company may be done with like force and effect by the like board of directors or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of any such sale or conveyance, but not any such lease, the Company (or any successor entity which shall theretofore have become such in the manner described in this Section 5.04) shall be discharged from all obligations and covenants under this Indenture and the Securities and may thereupon be dissolved and liquidated.

Section 5.05              Limitation on Liens.

(a)           Subject to the exceptions set forth in Section 5.05(b) below, the Company will not create or have outstanding, and the Company will ensure that none of its Principal Controlled Entities will create or have outstanding, any Lien upon the whole or any part of their respective present or future assets securing any Relevant Indebtedness, or create or have outstanding any guarantee or indemnity in respect of any Relevant Indebtedness either of the Company or of any Principal Controlled Entity, without (x) at the same time or prior thereto securing or guaranteeing the Securities of any applicable series, as applicable, equally and ratably therewith or (y) providing such other security or guarantees for the Securities of the applicable series as shall be approved by an act of the Holders of such series of Securities holding at least a majority of the principal amount of such series of Securities then Outstanding.

(b)           The restriction set forth in Section 5.05(a) above will not apply to:

(i)            any Lien arising or already arisen automatically by operation of law which is timely discharged or disputed in good faith by appropriate proceedings;

(ii)           any Lien in respect of the obligations of any Person which becomes a Principal Controlled Entity or which merges with or into the Company or a Principal Controlled Entity after the date hereof which is in existence at the date on which it becomes a Principal Controlled Entity or merges with or into the Company or a Principal Controlled Entity;

(iii)          any Lien created or outstanding in favor of the Company or any Lien created by any of its Controlled Entities in favor of any of its other Controlled Entities;

(iv)          any Lien in respect of Relevant Indebtedness of the Company or any Principal Controlled Entity with respect to which the Company or such Principal Controlled Entity has paid money or deposited money or securities with a paying agent, trustee or Depository to pay or discharge in full the obligations of the Company or such Principal Controlled Entity in respect thereof (other than the obligation that such money or securities so paid or deposited, and the proceeds therefrom, be sufficient to pay or discharge such obligations in full);

(v)           any Lien created in connection with a project financed with, or created to secure, Non-recourse Obligations; or

(vi)          any Lien arising out of the refinancing, extension, renewal or refunding of any Relevant Indebtedness secured by any Lien permitted by the foregoing clause (ii), (v) or (vi) of this Section 5.05(b); provided that such Relevant Indebtedness is not increased beyond the principal amount thereof (together with the costs of such refinancing, extension, renewal or refunding, including any accrued interest and prepayment premiums or consent fees) and is not secured by any additional property or assets.

Section 5.06              Repurchase Upon Triggering Event. The following shall apply with respect to the Securities so long as any of the Securities remain outstanding:

(a)           If a Triggering Event occurs, unless the Company has exercised its right to redeem all of the Securities of a particular series pursuant to Section 3.01 or Section 4.07 hereof, the Company shall make an offer to repurchase all or, at the Holder’s option, any part (equal to US$200,000 or multiples of US$1,000 in excess thereof) of each Holder’s Securities pursuant to the offer described below (the “Triggering Event Offer”), at a purchase price in cash equal to 101% of the aggregate principal amount of Securities repurchased plus accrued and unpaid interest and Special Interest, if any, on the Securities repurchased to, but not including, the date of purchase (the “Triggering Event Payment”) (subject to the right of Holders of record on the relevant Record Date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date). Within 30 days following any Triggering Event, unless the Company has exercised its right to redeem all of the Outstanding Securities pursuant Section 3.01 or Section 4.07 hereof, the Company will send a notice of such Triggering Event Offer to each Holder or otherwise give notice in accordance with the Applicable Procedures, with a copy to the Trustee, stating:

(i)            that a Triggering Event Offer is being made pursuant to this Section 5.06, including a description of the transaction or transactions that constitute the Triggering Event, and that all Securities properly tendered pursuant to such Triggering Event Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest and Special Interest, if any, on such Securities to the date of purchase (subject to the right of Holders of record on the relevant Record Date to receive interest and Special Interest, if any, due on the relevant Interest Payment Date);

(ii)           the purchase date (which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent) (the “Triggering Event Payment Date”); and

(iii)          that the Securities of any series must be tendered in amounts of US$200,000 or multiples of US$1,000 in excess thereof, and any Security not properly tendered will remain outstanding and continue to accrue interest;

(iv)          that, unless the Company defaults in the payment of the Triggering Event Payment, any Security accepted for payment pursuant to the Triggering Event Offer will cease to accrue interest on and after the Triggering Event Payment Date;

(v)           that Holders electing to have any Securities purchased pursuant to a Triggering Event Offer will be required to surrender such Securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Securities completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Triggering Event Payment Date;

(vi)          that Holders shall be entitled to withdraw their tendered Securities and their election to require the Company to purchase such Securities; provided that the Paying Agent receives at the address specified in the notice, not later than the close of business on the 30th day following the date of the Triggering Event notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Securities, the principal amount of Securities tendered for purchase, and a statement that such Holder is withdrawing its tendered Securities and its election to have such Securities purchased;

(vii)         that if a Holder is tendering less than all of its Securities, such Holder will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (the unpurchased portion of the Securities must be equal to US$200,000 or an integral multiple of US$1,000 in excess thereof); and

(viii)        the other instructions, as determined by the Company consistent with this Section 5.06, that a Holder must follow.

The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is sent in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Securities as to all other Holders that properly received such notice without defect.

(b)           On the Triggering Event Payment Date, the Company will, to the extent lawful:

(i)            accept for payment all Securities or portions of Securities (of US$200,000 or integral multiples of US$1,000 in excess thereof) properly tendered pursuant to the Triggering Event Offer;

(ii)           deposit with the Paying Agent, one Business Day prior to the Triggering Event Payment Date, an amount of cash in U.S. Dollars equal to the Triggering Event Payment in respect of all Securities or portions of Securities properly tendered at least three Business Days prior to the Triggering Event Payment Date; and

(iii)          deliver or cause to be delivered to the Trustee for cancellation the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company in accordance with the terms of this Section 5.06.

(c)           The Paying Agent shall promptly send, to each Holder who properly tendered Securities, the purchase price for such Securities properly tendered, and the Trustee shall promptly authenticate and send (or cause to be transferred by book-entry) to each such Holder a new Security equal in principal amount equal to any unpurchased portion of the Securities surrendered, if any; provided that each new Security will be in a principal amount of US$200,000 or a multiple of US$1,000 in excess thereof (or, if less, the remaining principal amount thereof).

(d)           If the Triggering Event Payment Date is on or after the relevant Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Special Interest, if any, to the Triggering Event Payment Date shall be paid on such Interest Payment Date to the Person in whose name a Security is registered at the close of business on such Record Date.

(e)           The Company will not be required to make a Triggering Event Offer upon a Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Company will be required to make a Triggering Event Offer treating the date of such termination or default as though it were the date of the Triggering Event.

(f)            The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Triggering Event Offer provisions of the Securities, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Triggering Event Offer provisions of the Securities by virtue of any such conflict.

Section 5.07              Additional Amounts.

(a)           All payments of principal, premium, if any, and interest and Special Interest, if any, made by the Company in respect of any Security shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If the Company is required to make such withholding or deduction, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by each Holder of Securities of such amounts as would have been received by such Holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)            in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the Holder or beneficial owner of a Security and the Relevant Jurisdiction other than merely holding such Security or receiving principal, premium, if any, interest or Special Interest, if any, in respect thereof (including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)           in respect of any Security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)          in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the Holder or beneficial owner of a Security to comply with a timely request by the Company addressed to the Holder or beneficial owner to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(iv)          in respect of any Taxes imposed as a result of a Security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Security could not have been presented for payment elsewhere;

(v)           in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth, interest equalization or similar Taxes;

(vi)          to any Holder of a Security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(vii)         in respect of any such Taxes withheld or deducted from any payment under or with respect to any Security where such withholding or deduction is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing, amending or supplementing such Directive or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(viii)        with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the Code and U.S. Treasury Regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(ix)          any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Security; or

(x)           any combination of Taxes referred to in the preceding clauses (i) through (ix) above.

(b)           In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium, if any, interest or Special Interest, if any, on the Securities, the Company shall furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officer’s Certificate specifying the amount required to be withheld or deducted on such payments to such Holders, certifying that the Company shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each Holder, and that the Company will pay to the Trustee or such Paying Agent the Additional Amounts required to be paid; provided that no such Officer’s Certificate will be required prior to any date of payment of principal of, premium, if any, interest or Special Interest, if any, on such Securities if there has been no change with respect to the matters set forth in a prior Officer’s Certificate. The Trustee and each Paying Agent may rely on the fact that any Officer’s Certificate contemplated by this Section 5.07(b) has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. The Company covenants to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officer’s Certificate furnished pursuant to this Section 5.07(b) or on the fact that any Officer’s Certificate contemplated by this Section 5.07(b) has not been furnished.

(c)           Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest or Special Interest, if any, in respect of any Security, such mention shall be deemed to include the payment of Additional Amounts provided for in this Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.

(d)           Sections 5.07(a), (b) and (c) shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Company is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

(e)           The obligation of the Company to make payments of Additional Amounts under this Section 5.07 shall survive any termination, defeasance or discharge of this Indenture.

Section 5.08              Payment for Consent. The Company will not, and will not permit any of its Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any series of the Securities unless such consideration is offered to be paid and is paid to all Holders of such series of Securities as may be affected thereby that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 5.09              Guarantee. If and to the extent any Subsidiaries of the Company guarantee the Company’s obligations under the Term Facility or Revolving Credit Facility, the Company shall cause any such Subsidiary to provide an equivalent guarantee of the Securities no later than the later of (x) 30 days after the Closing Date or (y) 30 days after the date such

Subsidiary becomes a guarantor under the Term Facility or the Revolving Credit Facility (such date, the “Guarantee Requirement Date”) by executing and delivering an executed Guarantee to the Trustee; provided that the Company shall not be required to cause such Subsidiary to provide a guarantee of the Securities if at the Guarantee Requirement Date such Subsidiary is not a guarantor of the Term Facility or Revolving Credit Facility.  Any such guarantee will provide by its terms that it will be automatically and unconditionally released and discharged upon the release or discharge of the guarantee by, or direct obligation of, such guarantor with respect to the Term Facility and Revolving Credit Facility (including the repayment of the Term Facility and release of the Company’s Subsidiaries’ guarantees under the Revolving Credit Facility).

Section 5.10              Compliance Certificate. The Company shall furnish to the Trustee (a) annually, within 120 days after the end of each fiscal year of the Company and, (b) upon written request by the Trustee, within 14 days of such request, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or treasurer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture), specifying if any Default has occurred and, in the event that any Default has occurred, specifying each such Default and the nature and status thereof of which such person may have knowledge.

Section 5.11              Conditional Waiver by Holders of Securities. Except as otherwise specified or contemplated by Section 3.01 for Securities of such series, anything in this Indenture to the contrary notwithstanding, the Company may fail or omit in any particular instance to comply with any covenant or condition set forth herein with respect to any series of Securities if the Company shall have obtained and filed with the Trustee, prior to the time of such failure or omission, evidence (as provided in Article VII) of the consent of the Holders of a majority in aggregate principal amount (or such other number of Holders as may be required by Section 13.02) of the Securities of such series affected by such waiver and at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, or impair any right consequent thereon and, until such waiver shall have become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 5.12              Statement by Officers as to Default. The Company shall deliver to the Trustee promptly and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

Section 5.13              Rule 144A Information. At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act.  The Company also shall comply with the other provisions of Section 314(a) of the TIA.

ARTICLE VI

REMEDIES OF TRUSTEE AND SECURITYHOLDERS

Section 6.01              Events of Default. Except where otherwise indicated by the context or where the term is otherwise defined for a specific purpose, the term “Event of Default” as used in this Indenture with respect to Securities of any series shall mean one of the following described events unless it is either inapplicable to a particular series or it is specifically deleted or modified in the manner contemplated in Section 3.01:

(a)           the Company fails to pay principal or premium, if any, in respect of a Security of such series by the due date for such payment (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

(b)           the Company fails to pay interest or Special Interest, if any, on a Security of such series within 30 days after the due date for such payment;

(c)           the Company defaults in the performance of or breaches its obligations under Section 5.04;

(d)           the Company, subject to the provisions of Section 5.11, defaults in the performance of or breaches any covenant or agreement in this Indenture or under the Securities of such series (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding;

(e)           the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Principal Controlled Entity of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Company or any Principal Controlled Entity of the Company bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Principal Controlled Entity of the Company under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Principal Controlled Entity of the Company or of any substantial part of its or their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(f)            the commencement by the Company or any Principal Controlled Entity of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Principal Controlled Entity to the entry of a decree or order for relief in respect of the Company or any Principal Controlled Entitiy of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Principal Controlled Entity, or the filing by the Company or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to the Company or any Principal Controlled Entity of the Company under any applicable bankruptcy, insolvency or other similar law, or the consent by the Company or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Principal Controlled Entity of the Company or of any substantial part of its or their respective property pursuant to any such law, or the making by the Company or any Principal Controlled Entity of the Company of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Company or any Principal Controlled Entity of the Company in writing of the inability of the Company to pay its debts generally as they become due, or the taking of corporate action by the Company or any Principal Controlled Entity of the Company that resolves to commence any such action;

(g)           the Securities of such series or this Indenture is or becomes or is claimed by the Company to be unenforceable, invalid or ceases to be in full force and effect otherwise than is permitted by this Indenture; or

(h)           the occurrence of any other Event of Default with respect to Securities of such series as provided in Section 3.01;

provided, however, that a Default under Section 6.01(d) above will not constitute an Event of Default until the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities of such series then Outstanding provide written notice to the Company of the Default and the Company does not cure such Default within the time specified in Section 6.01(d) above after receipt of such written notice. In the case of such written notice given to the Company by the Holders, the Company will provide a copy of such written notice to the Trustee.

Section 6.02              Acceleration; Rescission and Annulment.

(a)           Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 6.01(e) or 6.01(f)) shall happen with respect to Securities any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding may, and the Trustee upon written directions of holders of at least 25% in aggregate principal amount of the Securities of such Series outstanding shall (subject to being indemnified secured and/or pre-funded to its satisfaction), declare the unpaid principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the unpaid principal amount as may be specified in the terms of that series) of and any accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt of such notice, such unpaid principal amount accrued but unpaid interest shall become immediately due and payable. If an Event of Default specified in Section 6.01(e) or 6.01(f) occurs and is continuing, then in every such case, the unpaid principal amount of all of the Securities of that series then Outstanding and all accrued and unpaid interest thereon shall automatically, and without any declaration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to Section 3.11 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.

(b)           At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of at least a majority in aggregate principal amount of the Securities of such series at the time Outstanding may, subject to Sections 6.06 and 13.02, waive all past Defaults and rescind and annul such acceleration if:

(i)            the rescission of the acceleration with respect to the Securities of such series would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)           all Events of Default with respect to the Securities of such series, other than the non-payment of principal, premium, if any, interest or Special Interest, if any, on the Securities of such series that became due solely because of such acceleration, have been cured or waived as provided in Section 6.06.

(c)           No rescission as provided in this Section 6.02 shall affect any subsequent default or impair any right consequent thereon.

(d)           For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03              Other Remedies. If the Company shall fail for a period of 30 calendar days to pay any installment of interest or Special Interest, if any, on the Securities of any series or shall fail to pay the principal of and premium, if any, on any of the Securities of such series when and as the same shall become due and payable, whether at Maturity, or by call for redemption, by declaration as authorized by this Indenture, or otherwise, then, upon demand of the Trustee, the Company shall pay to the Paying Agent, for the benefit of the Holders of Securities of such series then Outstanding, the whole amount which then shall have become due and payable on all the Securities of such series, with interest on the overdue principal and premium, if any, and (so far as the same may be legally enforceable) on the overdue installments of interest at the rate borne by the Securities of such series, and all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.01(a).

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon the Securities of such series, and collect the moneys adjudged or decreed to be payable out of the property of the Company or any other obligor upon the Securities of such series, wherever situated, in the manner provided by law. Every recovery of judgment in any such action or other proceeding, subject to the payment to the Trustee of all amounts owing the Trustee and any predecessor trustee hereunder under Section 10.01(a), shall be for the ratable benefit of the Holders of such series of Securities which shall be the subject of such action or proceeding. All rights of action upon or under any of the Securities or this Indenture may be enforced by the Trustee without the possession of any of the Securities and without the production of any thereof at any trial or any proceeding relative thereto.

Section 6.04              Trustee as Attorney-in-Fact. The Trustee is hereby appointed, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have appointed the Trustee, the true and lawful attorney-in-fact of such Holder, with authority to make or file (whether or not the Company shall be in Default in respect of the payment of the principal of, premium, if any, interest or Special Interest, if any, on, any of the Securities), in its own name and as trustee of an express trust or otherwise as it shall deem advisable, in any receivership, insolvency, liquidation, bankruptcy, reorganization or other judicial proceeding relative to the Company or any other obligor upon the Securities or to their respective creditors or property, any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and any predecessor trustee hereunder and of the Holders of the Securities allowed in any such proceeding and to collect and receive any moneys or other property payable or deliverable on any such claim, and to execute and deliver any and all other papers and documents and to do and perform any and all other acts and things, as it may deem necessary or advisable in order to enforce in any such proceeding any of the claims of the Trustee and any predecessor trustee hereunder and of any of such Holders in respect of any of the Securities; and any receiver, assignee, trustee, custodian or debtor in any such proceeding is hereby authorized, and each and every Holder of the Securities, by receiving and holding the same, shall be conclusively deemed to have authorized any such receiver, assignee, trustee, custodian or debtor, to make any such payment or delivery only to or on the order of the Trustee, and to pay to the Trustee any amount due it and any predecessor trustee hereunder under Section 10.01(a); provided, however, that nothing herein contained shall be deemed to authorize or empower the Trustee to consent to or accept or adopt, on behalf of any Holder of Securities, any plan of reorganization or readjustment affecting the Securities or the rights of any Holder thereof, or to authorize or empower the Trustee to vote in respect of the claim of any Holder of any Securities in any such proceeding. In no event shall the foregoing attorney-in-fact authorization be construed as imposing any duty or obligation on the Trustee.

Section 6.05              Priorities. Any moneys or properties collected by the Trustee, or, after an Event of Default, any moneys or other property distributable in respect of the Company’s obligations under this Indenture, in either case with respect to a series of Securities under this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys or properties and, in the case of the distribution of such moneys or properties on account of the Securities of any series, upon presentation of the Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due to the Trustee, any predecessor trustee, the Paying Agent, the transfer agent and the Registrar under Section 10.01(a) and the properly incurred expenses and disbursements of their agents, delegates, attorneys and counsel.

Second: In case the principal of the Outstanding Securities of such series shall not have become due and be unpaid, to the payment of interest and Special Interest, if any, ratably on the Securities of such series, in the chronological order of the Stated Maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Securities, such payments to be made ratably to the Persons entitled thereto.

Third: In case the principal of the Outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Securities of such series, and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities of such series, then to the payment of such principal and premium, if any, and interest and Special Interest, if any, without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest and Special Interest.

Fourth: Any surplus then remaining shall be paid to the Company, its successors or assigns, or to whomsoever may be determined by a court of competent jurisdiction to be so entitled.

Section 6.06              Control by Securityholders; Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Securities of any series at the time Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or of exercising any trust or power hereby conferred upon the Trustee with respect to the Securities of such series; provided, however, that, subject to the provisions of Section 10.02, the Trustee shall have the right to decline to follow any such direction if the Trustee determines that the action so directed may not lawfully be taken or would involve the Trustee in personal liability. The Holders of not less than a majority in aggregate principal amount of such series of Securities at the time Outstanding may on behalf of all Holders of the Securities of such series waive any existing or past Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default (i) in the payment of principal of, premium, if any, interest or Special Interest, if any, on (nor Additional Amount payable in respect of), the Securities of such series then Outstanding, in which event the consent of all Holders of the Securities of such series then Outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under Section 13.02 cannot be modified or amended without the consent of the Holder of each Security of such series then Outstanding affected thereby. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.06, said Default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 6.07              Limitation on Suits. No Holder of any Security of any series shall have any right to institute any action, suit or proceeding at law or in equity for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such series of Securities, unless (i) such Holder previously shall have given to the Trustee written notice of one or more of the Events of Default herein specified with respect to such series of Securities, (ii) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have requested the Trustee in writing to take action in respect of the matter complained of, (iii) there shall have been offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee, for 60 calendar days after receipt of such notification, request and offer of security, pre-funding and/or indemnity, shall have failed to institute any such action, suit or proceeding and have not received from the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding a direction inconsistent with such request; and such notification, request and offer of security, pre-funding and/or indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Security of such series; it being understood and intended that no one or more of the Holders of Securities of such series shall have any right in any manner whatsoever by his, her, its or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the Outstanding Securities of such series; provided, however, that nothing in this Indenture or in the Securities of such series shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on and Special Interest, if any, the Securities of such series to the respective Holders of such Securities at the respective due dates in such Securities stated, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce the payment thereof.

Section 6.08              Undertaking for Costs. All parties to this Indenture and each Holder of any Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.08 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Securities holding in the aggregate more than 10% in principal amount of the Securities of any series Outstanding, or to any action, suit or proceeding instituted by any Holder of Securities of any series for the enforcement of the payment of the principal of, premium, if any, or the interest or Special Interest, if any, on, any of the Securities of such series, on or after the respective due dates expressed in such Securities.

Section 6.09              Remedies Cumulative; Delay or Omission Not Waiver. No remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities of any series is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. No delay or omission of the Trustee or of any Holder of the Securities of any series to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Article VI to the Trustee and to the Holders of Securities of any series, respectively, may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Holders of Securities of such series, as the case may be. In case the Trustee or any Holder of Securities of any series shall have proceeded to enforce any right under this Indenture and the proceedings for the enforcement thereof shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been adjudicated adversely to the Trustee or to such Holder of Securities, then and in every such case, subject to any determinations in such proceedings, the Company, the Trustee and the Holders of the Securities of such series shall severally and respectively be restored to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Trustee and the Holders of the Securities of such series shall continue as though no such proceedings had been taken, except as to any matters so waived or adjudicated.

ARTICLE VII

CONCERNING THE SECURITYHOLDERS

Section 7.01              Evidence of Action of Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage or a majority in aggregate principal amount of the Securities or of any series of Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage or majority have joined therein may be evidenced by (a) any instrument or any number of instruments of similar tenor executed by Securityholders in person, by an agent or by a proxy appointed in writing, including through an electronic system for tabulating consents operated by the Depository for such series or otherwise (such action becoming effective, except as herein otherwise expressly provided, when such instruments or evidence of electronic consents are delivered to the Trustee and, where it is hereby expressly required, to the Company), or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article VIII, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

Section 7.02              Proof of Execution or Holding of Securities. Proof of the execution of any instrument by a Securityholder or his, her or its agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a)           The fact and date of the execution by any Person of any such instrument may be proved (i) by the certificate of any notary public or other officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments or proof of deeds to be recorded within such jurisdiction, that the Person who signed such instrument did acknowledge before such notary public or other officer the execution thereof, or (ii) by the affidavit of a witness of such execution sworn to before any such notary or other officer. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(b)           The ownership of Securities of any series shall be proved by the Register of such Securities or by a certificate of the Registrar for such series.

(c)           The record of any Holders’ meeting shall be proved in the manner provided in Section 8.06.

(d)           The Trustee may require such additional proof of any matter referred to in this Section 7.02 as it shall deem appropriate or necessary, so long as the request is a reasonable one.

(e)           If the Company shall solicit from the Holders of Securities of any series any action, the Company may, at its option, fix in advance a record date for the determination of Holders of Securities entitled to take such action, but the Company shall have no obligation to do so. Any such record date shall be fixed at the Company’s discretion; provided that such record date shall not be more than 30 calendar days prior to the first solicitation of any consent or waiver or more than 30 calendar days prior to the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the TIA. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders of Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such action, and for that purpose the Outstanding Securities of such series shall be computed as of such record date.

Section 7.03              Persons Deemed Owners.

(a)           The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered in the Register as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.08) interest and Special Interest if any, on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Security.

(b)           None of the Company, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 7.04              Effect of Consents. After an amendment, supplement, waiver or other action becomes effective as to any series of Securities, a consent to it by a Holder of such series of Securities is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Securities or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

ARTICLE VIII

SECURITYHOLDERS’ MEETINGS

Section 8.01              Purposes of Meetings. A meeting of Securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article VIII for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article VII;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article X;

(c)           to consent to the execution of an Indenture or of indentures supplemental hereto pursuant to the provisions of Section 13.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 8.02              Call of Meetings by Trustee. The Trustee may at any time call a meeting of all Securityholders of all series that may be affected by the action proposed to be taken, to take any action specified in Section 8.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Securityholders of a series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holders of Securities of such series at their addresses as they shall appear on the Register. Such notice shall be mailed not less than 20 calendar days nor more than 90 calendar days prior to the date fixed for the meeting.

Section 8.03              Call of Meetings by Company or Securityholders. In case at any time the Company or the Holders of at least 25% in aggregate principal amount of the Securities of a series (or of all series, as the case may be) then Outstanding that may be affected by the action proposed to be taken shall have requested the Trustee to call a meeting of Securityholders of such series (or of all series), by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02.

Section 8.04              Qualifications for Voting. To be entitled to vote at any meeting of Securityholders, a Person shall (a) be a Holder of one or more Securities affected by the action proposed to be taken at the meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.05              Regulation of Meetings.

(a)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem fit.

(b)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chair. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

(c)           At any meeting of Securityholders of a series, each Securityholder of such series of such Securityholder’s proxy shall be entitled to one vote for each US$1,000 principal amount of Securities of such series Outstanding held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities of such series held by him or her or instruments in writing as aforesaid duly designating him or her as the Person to vote on behalf of other Securityholders. At any meeting of the Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum, and any such meeting may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 8.06              Voting. The vote upon any resolution submitted to any meeting of Securityholders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts of the Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the principal amounts of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 8.07              No Delay of Rights by Meeting. Nothing contained in this Article VIII shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of such series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE IX

REPORTS BY THE COMPANY AND THE TRUSTEE
AND SECURITYHOLDERS’ LISTS

Section 9.01              Reports by Trustee.

(a)           So long as any Securities are Outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein.

(b)           The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 9.01, file a copy of such report with each securities exchange upon which the Securities are listed or each automated quotation system on which the Securities are quoted, if any, and also with the SEC in respect of a Security listed and registered on a national securities exchange or automated quotation system, if any. The

Company agrees to notify the Trustee when, as and if the Securities become listed or delisted on any securities exchange or admitted to trading on any automated quotation system and of any delisting thereof.

The Company shall reimburse the Trustee for all reasonable expenses incurred in the preparation and transmission of any report pursuant to the provisions of this Section 9.01 and of Section 9.02.

Section 9.02              Reports by the Company. The Company shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 calendar days after the same is filed with the SEC; provided further that the filing of the reports specified in Section 13 or 15(d) of the Exchange Act by an entity that is the direct or indirect parent of the Company shall satisfy the requirements of this Section 9.02 so long as such entity is an obligor or guarantor on the Securities; provided further that the reports of such entity shall not be required to include condensed consolidating financial information for the Company in a footnote to the financial statements of such entity.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). It is expressly understood that materials transmitted electronically by the Company to the Trustee or filed pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 9.02.

Section 9.03              Securityholders’ Lists. The Company covenants and agrees that it shall furnish or cause to be furnished to the Trustee:

(a)           semi-annually, within 15 calendar days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities to which such Record Date applies, as of such Record Date, and

(b)           at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

ARTICLE X

CONCERNING THE TRUSTEE

Section 10.01           Rights of Trustees; Compensation and Indemnity. The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Securities agree:

(a)           The Trustee shall be entitled to such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (including in any agent capacity in which it acts). The compensation of the Trustee shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon its request for all out-of-pocket expenses, disbursements and advances (including costs of collection) properly incurred or made by the Trustee in accordance with this Indenture (including, without limitation, the reasonably incurred expenses and disbursements of its agents, delegates, attorneys and counsel), except any such expense, disbursement or advance caused by its own negligence, fraud or willful misconduct.

The Company also agrees to indemnify each of the Trustee and any predecessor Trustee hereunder for, and to hold it harmless against, any and all loss, liability, damage, claim, or expense incurred without its own negligence, fraud or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its duties (including in any agent capacity in which it acts), as well as the properly incurred costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those caused by its own negligence, fraud or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided, however, that the failure to so notify the Company shall not affect the obligations of the Company hereunder to indemnify.

As security for the performance of the obligations of the Company under this Section 10.01(a), the Trustee shall have a lien upon all property and funds held or collected by the Trustee as such, except funds held in trust by the Trustee to pay principal of and interest and Special Interest, if any, on any Securities. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Company to compensate and indemnify the Trustee under this Section 10.01(a) shall survive the resignation or removal of the Trustee, any satisfaction and discharge under Article XI, the payment of any Securities and the termination of this Indenture for any reason. In addition to and without prejudice to its other rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (e) or (f) of Section 6.01 occurs, the expenses and compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code or any applicable state bankruptcy, insolvency or similar laws.

(b)           The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents, delegates and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c)           The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals herein or in the Securities (except its certificates of authentication thereon) contained, all of which are made solely by the Company; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Securities (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Company of any Securities, or the proceeds of any Securities.

(d)           The Trustee may consult with counsel of its selection, and, subject to Section 10.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in reliance thereon.

(e)           The Trustee, subject to Section 10.02, may rely upon the certificate of the Secretary or one of the Assistant Secretaries of the Company as to the adoption of any Board Resolution or resolution of the stockholders of the Company, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon, an Officer’s Certificate of the Company (unless other evidence in respect thereof be herein specifically prescribed).

(f)            Subject to Section 10.04, the Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the TIA, may otherwise deal with the Company with the same rights it would have had if it were not the Trustee or such agent.

(g)           Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

(h)           Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of any Security shall be conclusive and binding in respect of such Security upon all future Holders thereof or of any Security or Securities which may be issued for or in lieu thereof in whole or in part, whether or not such Security shall have noted thereon the fact that such request or consent had been made or given.

(i)            The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j)            The Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities, pursuant to any provision of this Indenture, unless such Holders of the Securities shall have offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it therein or thereby.

(k)           The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l)            The Trustee shall not be deemed to have knowledge or be charged with notice of any Default or Event of Default with respect to any Securities unless a Responsible Officer of the Trustee has actual knowledge by way of written notice thereof or unless the Holders of not less than 25% of the Outstanding Securities notify the Trustee thereof by a written notice to the Trustee that is received by the Trustee at its Corporate Trust Office and such notice references such Securities and this Indenture.

(m)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document; provided, however, that the Trustee, may, but shall not be required to, make further inquiry or investigation into such facts or matters as it may see fit at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(n)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be secured, pre-funded and/or indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

(o)           In no event shall the Trustee, the Paying Agent, the transfer agent or the Registrar, be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), whether or not foreseeable and irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.

(p)           The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(q)           The permissive right of the Trustee to take or refrain from taking action hereunder shall not be construed as a duty.

(r)            The Trustee may refrain from taking any action in any jurisdiction if taking such action in that jurisdiction would, in the reasonable opinion of the Trustee based on written legal advice received from qualified legal counsel in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may refrain from taking such action if, in the reasonable opinion of the Trustee based on such legal advice, it would otherwise render the Trustee liable to any person in that jurisdiction or the State of New York and there has not been offered to the Trustee pre-funding, security and/or indemnity satisfactory to it against the liabilities to be incurred therein or thereby, or the Trustee would not have the legal capacity to take such action in that jurisdiction by virtue of applicable law in that jurisdiction or the State of New York or by virtue of a written order of any court or other competent authority in that jurisdiction that the Trustee does not have such legal capacity.

Section 10.02           Duties of Trustee.

(a)           If one or more of the Events of Default specified in Section 6.01 with respect to the Securities of any series shall have happened, then, during the continuance thereof, the Trustee shall, with respect to such Securities, exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Unless and until an Event of Default specified in Section 6.01 with respect to the Securities of any series shall have happened which at the time is continuing,

(i)            the Trustee undertakes to perform such duties and only such duties with respect to the Securities of that series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii)           the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; provided that, in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c)           None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i)            the Trustee shall not be liable to any Holder of Securities or to any other Person for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii)           the Trustee shall not be liable to any Holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Securityholders given as provided in Section 6.06, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture;

(iii)          none of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security, pre-funding and/or indemnity against such risk or liability is not reasonably assured to it; and

(iv)          this subsection (c) shall not be construed to limit the effect of subsection (b) of this Section 10.02.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 10.02.

Section 10.03           Notice of Defaults. Within 90 calendar days after the occurrence thereof and if known to the Trustee, the Trustee shall give to the Holders of the Securities of a series notice of each Default or Event of Default with respect to the Securities of such series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice (the term “Default” being hereby defined to be the events specified in Section 6.01, which are, or after notice or lapse of time or both would become, Events of Default as defined in said Section).

Section 10.04           Eligibility; Disqualification.

(a)           The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition, and shall have a Corporate Trust Office. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.04, it shall resign immediately in the manner and with the effect hereinafter specified in this Article X.

(b)           The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are Outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the TIA is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series or to change any of the definitions in connection therewith, this Section 10.04 shall be automatically amended to incorporate such changes.

Section 10.05           Resignation and Notice; Removal. The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to any one or more or all series of Securities by giving to the Company notice in writing. Such resignation shall take effect upon the appointment of a successor Trustee and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to any series of Securities at any time by the filing with such Trustee and the delivery to the Company of an instrument or instruments in writing signed by the Holders of a majority in principal amount of the Securities of such series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1)           the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 10.04 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Securities, or (ii) subject to Section 315(e) of the TIA, any Securityholder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification and its lien provided in Section 10.01(a) shall survive its resignation or removal, the satisfaction and discharge of this Indenture and the termination of this Indenture for any reason.

Section 10.06           Successor Trustee by Appointment.

(a)           In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 10.04 (b), in which event the vacancy shall be filled as provided in Section 10.04(b)), or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Securities of one or more series, a successor Trustee with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any series) may be appointed by the Holders of a majority in aggregate principal amount of the Securities of that or those series then Outstanding, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Company and the other with the successor Trustee; provided that, until a successor Trustee shall have been so appointed by the Holders of Securities of that or those series as herein authorized, the Company, or, in case all or substantially all the assets of the Company shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Bankruptcy Code), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Securities of such series. Subject to the provisions of Sections 10.04 and 10.05, upon the appointment as above provided of a successor Trustee with respect to the Securities of any series, the Trustee with respect to the Securities of such series shall cease to be Trustee hereunder. After any such appointment other than by the Holders of Securities of that or those series, the Person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Securities of such series at their addresses as the same shall then appear on the Register but any successor Trustee with respect to the Securities of such series so appointed shall, immediately and without further act, be superseded by a successor Trustee appointed by the Holders of Securities of such series in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Company, or by such receivers, trustees or assignees.

(b)           If any Trustee with respect to the Securities of one or more series shall resign or be removed and a successor Trustee shall not have been appointed by the Company or by the Holders of the Securities of such series within 30 days of any notice of resignation or removal or, if any successor Trustee so appointed shall not have accepted its appointment within 30 calendar days after such appointment shall have been made, the resigning Trustee at the expense of the Company may appoint a successor Trustee or apply to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 10.06 within three months after such appointment might have been made hereunder, the Holder of any Security of the applicable series or any retiring Trustee at the expense of the Company may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

(c)           Any successor Trustee appointed hereunder with respect to the Securities of one or more series shall execute, acknowledge and deliver to its predecessor Trustee and to the Company, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder, subject nevertheless to its lien provided for in Section 10.01(a). Nevertheless, on the written request of the Company or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the Securities of such series then Outstanding, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee, subject nevertheless to its lien provided for in Section 10.01(a); and, upon request of any such successor Trustee and the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations. In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, then , the predecessor Trustee and each successor Trustee with respect to such Securities shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

Section 10.07           Successor Trustee by Merger. Any Person into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any Person with which it or any successor to it shall be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any Person to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person shall be otherwise qualified and eligible under this Article X. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to one or more series of Securities, any of such Securities shall have been authenticated but not delivered by the Trustee then in office, any successor to such Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor to such Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 10.08           Right to Rely on Officer’s Certificate. Subject to Section 10.02, and subject to the provisions of Section 15.01 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate with respect thereto delivered to the Trustee, and such Officer’s Certificate, in the absence of bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 10.09           Appointment of Authenticating Agent. The Trustee may appoint an agent (the “Authenticating Agent”) to authenticate the Securities, and the Trustee shall give written notice of such appointment to the Company and all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Each Authenticating Agent shall at all times be a corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Article X, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Article X, it shall resign immediately in the manner and with the effect specified in this Article X.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Person shall be otherwise eligible under this Article X, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 10.09, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 10.09.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 10.09.

Section 10.10           Communications by Securityholders with Other Securityholders. Holders of Securities may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA with respect to such communications.

ARTICLE XI

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 11.01           Applicability of Article. The provisions of this Article shall be applicable to any series of Securities except as otherwise specified pursuant to Section 3.01 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency may be specified pursuant to Section 3.01.

Section 11.02           Satisfaction and Discharge of Indenture.

(a)           This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected), shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal of, premium, if any, and interest and Special Interest, if any, on, such Securities) when:

(i)            either:

(A)          all Securities of such series that have been authenticated, except (x) lost, stolen or destroyed Securities that have been replaced or paid and (y) Securities for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)          all Securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such series of Securities, cash in U.S. Dollars, U.S. Government Obligations, or a combination of cash in U.S. Dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire amount Outstanding on such Securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Special Interest, if any, to the Stated Maturity or Redemption Date, as the case may be;

(ii)           no Default or Event of Default under this Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(iii)          the Company has paid or caused to be paid all sums payable by it under this Indenture with respect to all Securities of such series; and

(iv)          the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at the Stated Maturity or Redemption Date, as the case may be.

(b)           The Company must deliver an Officer’s Certificate and an opinion of Independent Legal Counsel (which may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)           Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A)(y) of clause (i) of Section 11.02(a), the obligations of the Trustee under Section 11.07 and Section 5.03(e) shall survive such satisfaction and discharge.

Section 11.03           Defeasance upon Deposit of Moneys or U.S. Government Obligations.

(a)           The Company may, at its option and at any time, elect to have either Section 11.03(b) or Section 11.03(c) applied to all Outstanding Securities of any series upon compliance with the conditions set forth below in this Section 11.03.

(b)           Upon the Company’s exercise under Section 11.03(a) of the option applicable to this Section 11.03(b), the Company shall, subject to the satisfaction of the conditions set forth in Section 11.03(d), be deemed to have been Discharged from its obligations with respect to all Outstanding Securities of such series on the date such conditions are satisfied (“Legal Defeasance”). For this purpose, “Legal Defeasance” means that the Company shall be deemed to have paid and Discharged the entire Indebtedness represented by the Securities of such series then Outstanding and to have satisfied all of its other obligations under the Securities of such series and this Indenture, except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)            the rights of Holders of the Securities of such series then Outstanding to receive payments in respect of the principal of, or interest or premium on such Securities when such payments are due from the trust referred to in Section 11.03(d);

(ii)           the Company’s obligations concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii)          the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(iv)          this Section 11.03(b) and Section 11.03(c) with respect to the Securities of such series.

Following the Company’s exercise of its Legal Defeasance option, payment of the Securities of such series may not be accelerated because of an Event of Default. Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.03(b) notwithstanding the prior exercise of its option under Section 11.03(c).

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Securities of a series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (i) of 11.03(d), payment of the principal of, premium, if any, interest or Special Interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to Securities of such series under Sections 3.04, 3.06, 3.07, 5.02, 5.03, 11.06 and 11.07 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

(c)           Upon the Company’s exercise under Section 11.03(a) of the option applicable to this Section 11.03(c), the Company shall, subject to the satisfaction of the conditions set forth in Section 11.03(d), be released from its obligations under the covenants contained in Section 5.04, Section 5.05, Section 5.06, Section 5.08 and as provided pursuant to Section 3.01(z), on and after the date the conditions set forth in Section 11.03(d) are satisfied (“Covenant Defeasance”). For this purpose, “Covenant Defeasance” means that, with respect to this Indenture and the Securities of such series then Outstanding, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. In addition, upon the Company’s exercise under Section 11.03(a) of the option applicable to this Section 11.03(c), subject to the satisfaction of the conditions set forth in Section 11.03(d), Sections 6.01(c), and 6.01(d) (only with respect to covenants that are released as a result of such Covenant Defeasance), in each case, shall not constitute Events of Default.

(d)           The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 11.03(b) or the Covenant Defeasance option under Section 11.03(c):

(i)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of all Securities subject to Legal Defeasance or Covenant Defeasance, cash in U.S. Dollars, U.S. Government Obligations, or a combination of cash in U.S. Dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on such Securities that are then Outstanding on the applicable Stated Maturity or Redemption Date, as the case may be, and the Company must specify whether such Securities are being defeased to maturity or to a particular Redemption Date;

(ii)           in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of Independent Legal Counsel will confirm that, the Holders of the Securities then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of Covenant Defeasance, the Company must deliver to the Trustee an opinion of Independent Legal Counsel reasonably acceptable to the Trustee confirming that the Holders of the Securities of such series then Outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default or Event of Default with respect to the Securities of such series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(v)           the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Securities over the Company’s other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(vi)          the Company must deliver to the Trustee an Officer’s Certificate and an opinion of Independent Legal Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 11.04           Repayment to Company. The Trustee and any Paying Agent shall promptly pay to the Company (or to its designee) upon Company Order any excess moneys or U.S. Government Obligations held by them at any time, including any such moneys or U.S. Government Obligations held by the Trustee under any escrow trust agreement entered into pursuant to Section 11.06. The provisions of the last paragraph of Section 5.03 shall apply to any moneys or U.S. Government Obligations held by the Trustee or any Paying Agent under this

Article that remains unclaimed for two years after the Maturity of any series of Securities for which moneys or U.S. Government Obligations have been deposited pursuant to Section 11.03.

Section 11.05           Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the deposited U.S. Government Obligations or the principal or interest received on such U.S. Government Obligations.

Section 11.06           Deposits to Be Held in Escrow. Any deposits with the Trustee referred to in Section 11.03 above shall be irrevocable (except to the extent provided in Sections 11.04 and 11.07) and shall be made under the terms of an escrow trust agreement. As contemplated under this Article XI, if any Outstanding Securities of a series are to be redeemed prior to their Stated Maturity, pursuant to any optional redemption provisions, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

If Securities of a series with respect to which such deposits are made may be subject to later redemption at the option of the Company, the applicable escrow trust agreement may, at the option of the Company, provide therefor. In the case of an optional redemption in whole or in part, such agreement shall require the Company to deposit with the Trustee on or before the date notice of redemption is given funds sufficient to pay the Redemption Price of the Securities to be redeemed together with all unpaid interest thereon to the Redemption Date. Upon such deposit of funds, the Trustee shall pay or deliver over to the Company as excess funds pursuant to Section 11.04 all funds or obligations then held under such agreement and allocable to the Securities to be redeemed.

Section 11.07           Application of Trust Money.

(a)           Neither the Trustee nor any other paying agent shall be required to pay interest on any moneys deposited pursuant to the provisions of this Indenture, except such as it shall agree with the Company in writing to pay thereon. Any moneys so deposited for the payment of the principal of, or premium, if any, interest or Special Interest, if any, on the Securities of any series and remaining unclaimed for two years after the date of the maturity of the Securities of such series or the date fixed for the redemption of all the Securities of such series at the time Outstanding, as the case may be, shall be applied as provided in Section 5.03(e).

(b)           Subject to the provisions of clause (a) above, any moneys or U.S. Government Obligations which at any time shall be deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, premium, if any, and interest and Special Interest, if any, on any of the Securities shall be and are hereby assigned, transferred and set over to the Trustee or such other paying agent in trust for the respective Holders of the Securities for the purpose for which such moneys or U.S. Government Obligations shall have been deposited; provided that such moneys or U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 11.08           Deposits of Non-U.S. Currencies. Notwithstanding the foregoing provisions of this Article, if the Securities of any series are payable in a Currency other than U.S. Dollars, the Currency or the nature of the government obligations to be deposited with the Trustee under the foregoing provisions of this Article XI shall be as set forth in the Officer’s Certificate or established in the supplemental indenture under which the Securities of such series are issued.

ARTICLE XII

IMMUNITY OF CERTAIN PERSONS

Section 12.01           No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, interest or Special Interest, if any, on, any Security or for any claim based thereon or otherwise in respect thereof or of the Indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor thereto, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor thereto, either directly or through the Company or any successor corporation, because of the incurring of the Indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Securities, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer, employee and director is, by the acceptance of the Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Securities expressly waived and released.

ARTICLE XIII

SUPPLEMENTAL INDENTURES

Section 13.01           Without Consent of Securityholders. Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any one or more of or all the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency contained herein or in any supplemental indenture; provided, however, that such amendment does not materially and adversely affect the rights of Holders;

(b)           to evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with Section 5.04, or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in the Securities of one or more series and in this Indenture or any supplemental indenture;

(c)           to comply with the rules of any applicable Depository;

(d)           to secure any series of Securities;

(e)           to add to the covenants and agreements of the Company, to be observed thereafter and during the period, if any, in such supplemental indenture or indentures expressed, and to add Events of Default, in each case for the protection or benefit of the Holders of all or any series of the Securities (and if such covenants, agreements and Events of Default are to be for the benefit of fewer than all series of Securities, stating that such covenants, agreements and Events of Default are expressly being included for the benefit of such series as shall be identified therein), or to surrender any right or power herein conferred upon the Company;

(f)            to make any change in any series of Securities that does not adversely affect the legal rights under this Indenture of any Holder of such Securities in any material respect;

(g)           to evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms hereof;

(h)           to conform the text of this Indenture or any series of the Securities to any provision of the section entitled “Description of the Notes” in the Prospectus to the extent that such provision in the Prospectus was intended to be a verbatim recitation of a provision of this Indenture or such series of the Securities as evidenced by an Officer’s Certificate;

(i)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including, but not limited to, facilitating the issuance and administration of any series of the Securities or, if incurred in compliance with this Indenture, additional Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in any series of the Securities being transferred in violation of the Securities Act, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(j)            to make any amendment to this Indenture necessary to qualify this Indenture under the Trust Indenture Act;

(k)           to establish the form and terms of Securities of any series as permitted in Section 3.01, or to provide for the issuance of additional Securities in accordance with the limitations set forth in this Indenture, or to add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed; and

(l)            to add guarantors or co-obligors with respect to any series of Securities.

Subject to the provisions of Section 13.03, the Trustee is authorized to join with the Company in the execution of any such supplemental indenture, to make the further agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property or assets thereunder.

Any supplemental indenture authorized by the provisions of this Section 13.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 13.02.

Section 13.02           With Consent of Securityholders; Limitations.

(a)           With the consent of the Holders (evidenced as provided in Article VII) of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture voting separately, the Company and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each such series affected thereby,

(i)            change the Stated Maturity of the principal of and premium, if any, or any installment of interest on any Security;

(ii)           reduce the principal amount of, payments of interest or Special Interest, if any, on or stated time for payment of interest or Special Interest, if any, on any Security;

(iii)          change any obligation of the Company to pay Additional Amounts with respect to any Security;

(iv)          change the Currency in which the principal of and premium, if any, or  interest  on such Security is denominated or payable;

(v)           impair the right to institute suit for the enforcement of any payment due on or with respect to any Security;

(vi)          reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture;

(vii)         reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture;

(viii)        modify any of the provisions of this Section 13.02, Section 5.11, Section 6.06, except to increase any such percentage or provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the “Trustee” and concomitant changes in this Section 13.02 and

Section 5.11, or the deletion of this proviso, in accordance with the requirements of Sections 10.06 and 13.01(g);

(ix)          amend, change or modify any provision of this Indenture or the related definition affecting the ranking of any series of Securities in a manner which adversely affects the Holders of such Securities; or

(x)           reduce the amount of the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed or repurchased as described in Section 4.07, Section 5.06 or as provided pursuant to Section 3.01, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except through amendments to the definition of “Triggering Event” if applicable).

(b)           A supplemental indenture that changes or eliminates any provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

(c)           It shall not be necessary for the consent of the Securityholders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d)           The Company may set a record date pursuant to Section 7.02(e) for purposes of determining the identity of the Holders of each series of Securities entitled to give a written consent or waive compliance by the Company as authorized or permitted by this Section 13.02.

(e)           After the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 13.02, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Securities at their addresses as the same shall then appear in the Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 13.03           Trustee Protected. Upon the request of the Company, accompanied by the Officer’s Certificate and Opinion of Counsel required by Section 15.01 stating that the execution of such supplemental indenture to be entered into pursuant to Section 13.01 or Section 13.02 is authorized or permitted by this Indenture, and evidence reasonably satisfactory to the Trustee of consent of the Holders if the supplemental indenture is to be executed pursuant to Section 13.02, the Trustee shall join with the Company in the execution of said supplemental indenture unless said supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into said supplemental indenture. The Trustee shall be fully protected in relying upon such Officer’s Certificate and an Opinion of Counsel.

Section 13.04           Effect of Execution of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XIII, this Indenture shall be deemed to be modified and amended in accordance therewith and, except as herein otherwise expressly provided, the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of all of the Securities or of the Securities of any series affected, as the case may be, shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 13.05           Notation on or Exchange of Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities then Outstanding in equal aggregate principal amounts, and such exchange shall be made without cost to the Holders of the Securities.

Section 13.06           Conformity with TIA. Every supplemental indenture executed pursuant to the provisions of this Article XIII shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE XIV

[RESERVED.]

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.01           Certificates and Opinions as to Conditions Precedent.

(a)           Upon any request or application by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)           Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 5.07 of this Indenture) shall include (i) a statement that the Person giving such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed view or opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

(c)           Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion is based are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, governmental or other officials, customary for opinions of the type required, or an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to such matters are erroneous.

(d)           Any certificate, statement or opinion of an officer of the Company or of counsel to the Company may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based are erroneous. Any certificate or opinion of any firm of independent registered public accountants filed with the Trustee shall contain a statement that such firm is independent.

(e)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(f)            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 15.02           Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with a provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of, the TIA, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA, which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 15.03           Notices to the Company and Trustee. Any notice or demand authorized or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Company or the Trustee shall be sufficiently made, given, furnished or filed for all purposes if it shall be mailed, by regular mail or overnight courier, delivered or faxed to:

(a)           the Company, at Alibaba Group Holding Limited, c/o Alibaba Group Services Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Facsimile No.: +852 2215 5200, Attn: Timothy A. Steinert, Esq., or at such other address or facsimile number as may have been furnished in writing to the Trustee by the Company.

(b)           the Trustee, at the Corporate Trust Office of the Trustee with a copy to the Specified Corporate Trust Office.

Any such notice, demand or other document shall be in the English language. Anything herein to the contrary notwithstanding, no such notice or demand shall be effective as to the Trustee unless it is actually received by the Trustee at its Corporate Trust Office and at its Specified Corporate Trust Office.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 15.04           Notices to Securityholders; Waiver. Any notice required or permitted to be given to Securityholders shall be sufficiently given (unless otherwise herein expressly provided), if to Holders, if given in writing by first class mail, postage prepaid, to such Holders at their addresses as the same shall appear on the Register. Notwithstanding the foregoing sentence, where this Indenture provides for notice of any event to a Holder of a Global Security, such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the Applicable Procedures of the Depository, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice by this Indenture.

(a)           In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

(b)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice that is published in the manner herein provided shall be conclusively presumed to have been duly given.

Section 15.05           Legal Holiday. Unless otherwise specified pursuant to Section 3.01, in any case where any Interest Payment Date, Redemption Date, Maturity or other scheduled date of payment of any Security of any series shall not be a Business Day at any Place of Payment for the Securities of that series, then payment of principal and premium, if any, interest or Special Interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date, Redemption Date or Maturity, as the case may be, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

Section 15.06           Judgment Currency. To the fullest extent permitted by law, the obligations of the Company to any Holder under this Indenture or the Securities of any series, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. Dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, such Holder or the Trustee, as the case may be, may in accordance with normal banking procedures purchase the U.S. Dollars with the Judgment Currency. To the fullest extent permitted by law, if the amount of U.S. Dollars so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in U.S. Dollars, the Company agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of U.S. Dollars so purchased exceeds the amount originally to be paid to such Holder, such Holder or the Trustee, as the case may be, agrees to pay to or for the account of the Company such excess; provided that such Holder shall not have any obligation to pay any such excess as long as a Default by the Company in its obligations under this Indenture or such series of Securities has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations. In the event the Trustee is required or requested to make such purchases of U.S. Dollars with the Judgment Currency, the Trustee will in good faith select a recognized banking institution in the City of New York through which the Trustee will purchase the U.S. Dollars with the Judgment Currency; provided that the Trustee will not be liable for any losses or shortfalls in amounts so paid as a result of the foreign exchange rate applied by such banking institution to such purchases of the U.S. Dollars with the Judgment Currency in accordance with normal banking procedures.

Section 15.07           Effects of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.08           Successors and Assigns. All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

Section 15.09           Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 15.10           Benefits of Indenture. Nothing in this Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Securities any benefit or any right, remedy or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Indenture contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 15.11           Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 15.12           Governing Law; Waiver of Trial by Jury. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR THE SECURITIES.

Section 15.13           Submission to Jurisdiction. The Company irrevocably and unconditionally submits to the non-exclusive jurisdiction of any U.S. federal or New York State court located in the Borough of Manhattan, the City of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities. Service of any process, summons, notice or document by registered mail addressed to the Company’s agent, Corporation Services Company, located at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, shall be effective service of process against the Company for any suit, action or proceeding brought in any such court. The Company irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to whose jurisdiction the Company is or may be subject, by suit upon judgment. The Company further agrees that nothing herein shall affect any Holder’s right to effect service of process in any other manner permitted by law or bring a suit action or proceeding (including a proceeding for enforcement of a judgment) in any other court or jurisdiction in accordance with applicable law.

Section 15.14           Waiver of Immunity. To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to each of the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company or any other matter under or arising out of or in connection with this Indenture, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

Section 15.15           Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.16           No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ALIBABA GROUP HOLDING LIMITED, as Issuer

By:	/s/ Maggie Wei Wu
Name: Maggie Wei Wu
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Eva Tam
Name: Eva Tam
Title: Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[if a Global Security]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

[if a Definitive Security]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE REGISTRAR AND THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[if a Security that is offered and sold pursuant to Rule 144A under the Securities Act]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) BY AN INITIAL INVESTOR (AS DEFINED BELOW) (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION

COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (RESALES DESCRIBED IN SUBCLAUSES (1) THROUGH (4) OF THIS CLAUSE (A)(I), ‘‘SAFE HARBOR RESALES’’), OR (B) BY A SUBSEQUENT INVESTOR, IN A SAFE HARBOR RESALE OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT, AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY NOTES OTHERWISE THAN IN A SAFE HARBOR RESALE, THE COMPANY OR THE TRUSTEE MAY REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM EVIDENCING COMPLIANCE WITH SUCH EXEMPTION), OR (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES. FOR ALL PURPOSES OF THIS SECURITY, THE TERM ‘‘INITIAL INVESTOR’’ MEANS ANY PERSON WHO, IN CONNECTION WITH THE INITIAL DISTRIBUTION OF THIS SECURITY, ACQUIRES SUCH SECURITY FROM THE ISSUER OR THE INITIAL PURCHASERS (AS SUCH TERM IS DEFINED IN THE INDENTURE) PARTICIPATING IN SUCH DISTRIBUTION OR ANY AFFILIATE OF ANY OF THE FOREGOING.

[If a Security offered and sold pursuant to Regulation S under the Securities Act]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF PRIOR TO THE EXPIRATION OF 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE CLOSING, AS DEFINED IN THE PURCHASE AGREEMENT DATED NOVEMBER 20, 2014 (THE ‘‘DISTRIBUTION COMPLIANCE TERMINATION DATE’’), EXCEPT, (A) PURSUANT TO OFFERS AND SALES IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT OR (B) WITHIN THE UNITED STATES TO A PERSON THAT THE TRANSFEROR, AND ANY PERSON ACTING ON ITS BEHALF, REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN

EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER JURISDICTION; PROVIDED, HOWEVER, THAT IN CONNECTION WITH ANY TRANSFER UNDER (B) ABOVE, THE REGISTRAR SHALL HAVE RECEIVED A WRITTEN CERTIFICATION (IN THE FORM(S) PROVIDED IN THE INDENTURE) (1) FROM THE TRANSFEREE TO THE EFFECT THAT SUCH TRANSFEREE (X) IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS OVER WHICH ACCOUNT IT EXERCISES SOLE INVESTMENT DISCRETION) AND (Y) AGREES TO COMPLY WITH THE RESTRICTIONS ON TRANSFER SET FORTH UNDER ‘‘TRANSFER RESTRICTIONS’’ IN THE OFFERING MEMORANDUM DATED NOVEMBER 20, 2014 AND (2) FROM THE TRANSFEROR TO THE EFFECT THAT THE TRANSFER WAS MADE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THIS LEGEND MAY BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL INFORM EACH PERSON TO WHOM IT TRANSFERS THE SECURITIES OF ANY RESTRICTIONS ON TRANSFER OF THE SECURITIES.

UNTIL AFTER THE DISTRIBUTION COMPLIANCE TERMINATION DATE, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

FORM OF [     % NOTES DUE 20  ][ FLOATING RATE SENIOR NOTES DUE 20  ]

Alibaba Group Holding Limited

[     % Note Due 20  ][ Floating Rate Senior Notes Due 20  ]

PRINCIPAL AMOUNT: US$
CUSIP:

ISIN:
No.:

Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                    U.S. DOLLARS (US$                     ) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on            , 20    , or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate:  [    % per annum][The Applicable Rate with respect to a particular Interest Period will be a rate equal to three-month LIBOR as determined by the Paying Agent on the interest Determination Date plus            %].

Interest Payment Dates:                                              of each year, commencing on          .

[Interest Period:  the period commencing on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and exclude                    , 20    .]

Record Dates:                                                .

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Alibaba Group Holding Limited has caused this Note to be duly executed.

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within–mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

ALIBABA GROUP HOLDING LIMITED

[     % Note Due 20  ][ Floating Rate Senior Notes Due 20  ]

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the [“     % Note Due 20  “][“ Floating Rate Senior Notes Due 20  “](the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of November 28, 2014 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the            Supplemental Indenture, dated as of      , 20   (the “Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the             Supplemental Indenture is referred to herein as the “Indenture”. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1. Interest. The Company promises to pay interest on the principal amount of this [Note at a rate of      % per annum][at the Applicable Rate as described below determined by the Paying Agent (or its successor) for each Interest Period] and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement. The date from which interest shall accrue on the Notes shall be     , or the most recent Interest Payment Date to which interest has been paid or provided for.  [The Applicable Rate with respect to a particular Interest Period will be a rate equal to three-month LIBOR as determined on the interest Determination Date plus      %.  Promptly upon determination, the Paying Agent will inform the Company of the Applicable Rate for the next Interest Period.  ]The Company will pay interest  and Special Interest, if any, [semi-annually][quarterly] in arrears on                      of each year, beginning                            ,20   . In any case in which an Interest Payment Date, Redemption Date, Maturity or other payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day.  Any payment made on such Business Day will have the same force and effect as if made on the date on which the payment is due, and no interest shall accrue for the intervening period.  Interest shall be computed on the basis of [a 360-day year of twelve 30-day months][the actual number of days that have elapsed in the applicable Interest Period and a 360-day year].

[On any Determination Date, “LIBOR” will be equal to the offered rate for deposits in U.S. Dollars having an index maturity of three months, as such rate appears on the Reuters Page LIBOR 01 (or on such other page as may replace Reuters Page LIBOR 01 on that service, or, if on such Determination Date, the three-month LIBOR does not appear or is not available on the designated Reuters Page, the Bloomberg L.P. page “BBAM” or such other page as may replace the Bloomberg L.P. page “BBAM” on that service) as of approximately 11:00 a.m., London time, on such Determination Date.

If three-month LIBOR does not appear on either of the pages described above, the three-month LIBOR in respect of such Determination Date will be determined as follows: the

Paying Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Company (after consultation with the Paying Agent), to provide the Paying Agent with its offered quotation for deposits in U.S. Dollars for the period of three months commencing on the applicable Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Determination Date and in a principal amount of not less than US$1,000,000 for a single transaction in U.S. Dollars in such market at such time. If at least two quotations are provided, then the three-month LIBOR on such Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then the three-month LIBOR on such Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such interest determination date by three major reference banks in New York City selected by the Company (after consultation with the Paying Agent) for loans in U.S. Dollars to leading European banks, having an index maturity of three months and in a principal amount of not less than US$1,000,000 for a single transaction in U.S. Dollars in such market at such time; provided, however, that if the banks selected by the Company (after consultation with the Paying Agent) are not providing quotations in the manner described by this sentence, the three-month LIBOR determined as of such interest determination date will be the three month LIBOR in effect prior to such Determination Date.

All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 3.876545% (or .03876545) would be rounded to 3.87655% (or .0387655)), and all U.S. Dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward. Each calculation of the interest rate on the Notes by the Paying Agent will (in the absence of manifest error) be final and binding on the Holders of the Notes and the Company.

Upon written request from any Holder of the Notes, the Paying Agent will provide the Applicable Rate in effect on such Notes for the current Interest Period and, if it has been determined, the Applicable Rate to be in effect for the next Interest Period.]

2. Method of Payment. The Company shall pay interest and Special Interest, if any, on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if such Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date. Payment of interest and Special Interest, if any, on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Paying Agent, by wire transfer to an account designated by the Holder.

3. Paying Agent, Authenticating Agent and Registrar. Initially, The Bank of New York Mellon will act as Paying Agent, Authenticating Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Holder. The Company may act in any such capacity.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the [“     % Note Due 20  “][“ Floating Rate Senior Notes Due 20  “], initially limited to US$      in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture, the       Supplemental Indenture and the Registration Rights Agreement. Requests may be made to: Alibaba Group Holding Limited, c/o Alibaba Group Services Limited, 26/F Tower One, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong, Attn: Timothy A. Steinert, Esq..

5. Redemption and Repurchase. The Notes are [not]subject to optional redemption [other than as set forth in the Base Indenture], [and][but] are the subject of a Triggering Event Offer, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in the denominations of US$200,000 or any integral multiple of US$1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase upon a Triggering Event Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. Registration Rights. In addition to the rights set forth under the Indenture and the Supplemental Indenture, Holders of this Note will have all the rights set forth in the Registration Rights Agreement, including the right to receive Special Interest pursuant to the Registration Rights Agreement.

8. Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.

9. Amendments, Supplements and Waivers. The Indenture and the Notes may be amended or supplemented as provided in the Indenture. Any consent or waiver by the Holders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Holders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

10. Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Base Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

12. Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

13. Governing Law. The Base Indenture, the       Supplemental Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

14. CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                       Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Signature must be guaranteed	Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 5.06 of the Indenture, check the box below:

☐  Section 5.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 5.06 of the Indenture, state the amount you elect to have purchased:

US$

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE*

The initial principal amount of this Security is US$              . The following increases or decreases in a part of this Security have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Security following such decrease (or increase)

*                                         Insert in Global Notes.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                     , among                                       (the “Guaranteeing Subsidiary”), a subsidiary of ALIBABA GROUP HOLDING LIMITED (or its permitted successor), an exempted company incorporated in the Cayman Islands (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 28, 2014 providing for the issuance of      %  Notes due     (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 13.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture or the      Supplemental Indenture dated as of      , 20   between Alibaba Group Holding Limited and The Bank of New York Mellon.

2.             AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms set forth in this Guarantee (including Annex 1 to this Guarantee) and in the Indenture.

3.             AUTOMATIC AND UNCONDITIONAL RELEASE.  The Guaranteeing Subsidiary is automatically and unconditionally released and discharged from the Guarantee upon the release or discharge of the guarantee by, or direct obligation of, such Guaranteeing Subsidiary with respect to the Term Facility and Revolving Credit Facility (including the repayment of the Term Facility and release of the Company’s Subsidiaries’ guarantees under the Revolving Credit Facility) or (ii) the Company’s exercise of its Legal Defeasance option or

1

Covenant Defeasance option in accordance with Section 11.03 of the Indenture or the discharge of the Company’s obligations under the Indenture in accordance with the terms of the Indenture.

4.             NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator, or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Security Guarantees, the security documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.             NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6.             COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

7.             EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                                    , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

ALIBABA GROUP HOLDING LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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Annex 1 to Exhibit B

1.             Guarantee.

(a)           The Guaranteeing Subsidiary hereby irrevocably and unconditionally, jointly and severally, with any other guarantors of the Notes, guarantees to each Holder, as principal and not merely as surety, the due and punctual payment in full of (i) the principal of, any interest accrued thereon (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (ii) any other sums which may become due under the terms and provisions of the Notes, the Indenture or any other instrument referred to therein (all such obligations described in clauses (i) and (ii) above are herein called the “Guaranteed Obligations”).  The Guarantee in the preceding sentence is an absolute, present and continuing Guarantee of payment and not of collectability and is in no way conditioned or contingent upon any attempt to collect from the Company or any other guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, the Guaranteeing Subsidiary agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and Indenture.  To the extent permitted by law, each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

(b)           The Guaranteeing Subsidiary agrees that the Notes issued in connection with the Indenture may (but need not) make reference to this Guarantee.  The Guaranteeing Subsidiary agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such Holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guaranteeing Subsidiary, by any other guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee, the Notes, the Indenture or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guarantee, the Notes, the Indenture or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guarantee.

(c)           The Guaranteeing Subsidiary hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other guarantors of the Notes and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Indenture.  Notwithstanding the foregoing provisions or any other provision of this Guarantee, the holders (on behalf of themselves and their successors and assigns) and the Guaranteeing Subsidiary hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount (as defined below) determined as of such time with regard to

4

such Guarantor, then this Guarantee Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by the Guaranteeing Subsidiary and each holder.  The Guaranteeing Subsidiary agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (i) the amount of the Guaranteed Obligations outstanding on such date and (ii) the maximum amount that would not render such Guarantor’s liability under this Guarantee Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state, federal or foreign law applicable to such Guaranteeing Subsidiary.

2.             Obligations Absolute.  The obligations of the Guaranteeing Subsidiary hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Indenture or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guaranteeing Subsidiary may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guaranteeing Subsidiary shall have any knowledge or notice thereof), including, without limitation: (a) any amendment or supplement to or modification or restatement of the Notes, the Indenture or any other instrument referred to therein (it being agreed that the obligations of the Guaranteeing Subsidiary hereunder shall apply to the Notes, the Indenture and any such other instrument as so amended, supplemented, modified or restated) or any assignment or transfer thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other guarantor of the Notes or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Indenture or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any guarantor of the Notes or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any guarantor of the Notes or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any guarantor of the Notes; (f) any failure on the part of any Holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guaranteeing Subsidiary (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guaranteeing Subsidiary or to any subrogation, contribution or reimbursement rights the Guaranteeing Subsidiary may otherwise have.  The Guaranteeing Subsidiary covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

3.             Waiver. The Guaranteeing Subsidiary unconditionally waives, to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in

5

reliance hereon, and of any default by the Company in the payment of any amounts due under the Notes, the Indenture or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any other guarantor of the Notes of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Indenture or the Notes, (d) any requirement for diligence on the part of any Holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guaranteeing Subsidiary or otherwise operate as a discharge of the Guaranteeing Subsidiary or in any manner lessen the obligations of the Guaranteeing Subsidiary.

4.             Obligations Unimpaired.

(a)           The Guaranteeing Subsidiary authorizes the holders, without notice or demand to the Guaranteeing Subsidiary or any other guarantor of the Notes and without affecting its obligations hereunder, from time to time (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of all or any part of the Notes, the Indenture or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Indenture or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest or any other obligation; (c) to take and hold security for the payment of the amounts due under the Notes, the Indenture or any other instrument referred to therein, for the performance of this Guarantee or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any guarantor of the Notes or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any guarantor of the Notes or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The Holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, the Guaranteeing Subsidiary, any other guarantor of the Notes or any other Person or to pursue any other remedy available to the holders.  No payment by the Company, any guarantor of the Notes or any other Person shall modify, reduce, release or otherwise affect the liability of the Company or the Guaranteeing Subsidiary which shall, notwithstanding such payment, remain liable for the Guaranteed Obligations until such Guaranteed Obligations are paid.

(b)           If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any Holder to receive any payment on account of the Guaranteed Obligations shall at such time be

6

delayed or otherwise affected by reason of the pendency against the Company, the Guaranteeing Subsidiary or any other guarantors of the Notes of a case or proceeding under a bankruptcy or insolvency law, The Guaranteeing Subsidiary agrees that, for purposes of this Guarantee and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Indenture, and the Guaranteeing Subsidiary shall forthwith pay such accelerated Guaranteed Obligations.

5.             Subrogation, Subordination and Contribution.

(a)           The Guaranteeing Subsidiary will not exercise any rights which it may have acquired by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guarantee unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)           The Guaranteeing Subsidiary hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.

(c)           If any amount or other payment is made to or accepted by any Guarantor in violation of either of the preceding clauses (a) and (b) of this Section 5, such amount shalt be deemed to have been paid to the Guaranteeing Subsidiary, and held in trust, for the benefit of the Holders and shall be paid over to the Holders promptly, in the form received (together with any necessary endorsements), to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed in accordance with the Indenture, but without reducing or affecting in any manner the liability of the Guaranteeing Subsidiary under this Guarantee.

(d)           The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that its agreements set forth in this Guarantee (including this Section 5) are knowingly made in contemplation of such benefits.

(e)           The Guaranteeing Subsidiary hereby agrees that, to the extent that any other guarantor of the Notes shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any guarantor of the Notes that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such guarantor seeking contribution and the Guaranteeing Subsidiary acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this

7

Section 5(e) shall in no respect limit the obligations and liabilities of any guarantor of the Notes to the Holders of the Notes or under the Notes or the Indenture, and the Guaranteeing Subsidiary shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

6.             Reinstatement of Guarantee. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guaranteeing Subsidiary or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company, any Guarantor or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

7.             Release of Guarantee. The Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged from the Guarantee and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee, upon (i) the release or discharge of the guarantee by, or direct obligation of, such Guaranteeing Subsidiary with respect to the Term Facility and Revolving Credit Facility (including the repayment of the Term Facility and release of the Company’s Subsidiaries’ guarantees under the Revolving Credit Facility) or (ii) the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option in accordance with Section 11.03 of the Indenture or the discharge of the Company’s obligations under the Indenture in accordance with the terms of the Indenture.

8

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Alibaba Group Holding Limited

c/o Alibaba Group Services Limited

26/F Tower One, Times Square, 1 Matheson Street

Causeway Bay, Hong Kong

Attn: Timothy A. Steinert, Esq.

The Bank of New York Mellon 101 Barclay Street

Floor 4-E

New York, NY 10286

United States of America

Re:  [Title of Securities]

Reference is hereby made to the Indenture, dated as of November 28, 2014 (as supplemented to the date hereof, the “Indenture”), among Alibaba Group Holding Limited, as issuer (the “Company”), and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                          , (the “Transferor”) owns and proposes to transfer the [Security][Securities] or beneficial interest in such [Security][Securities] specified in Exhibit 1 hereto, in the principal amount of US$            (the “Transfer”), to                                                    (the “Transferee”), as further specified in Exhibit 1 hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐       Check if Transferee will take delivery of a beneficial interest in the Global Security or a Certificated Security Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A under the Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the applicable legend printed on the Global Security and/or the Certificated Security pursuant to Rule 144A under the Securities Act and in the Indenture and the Securities Act.

2.  ☐       Check if Transferee will take delivery of a beneficial interest in the Global Security or a Certificated Security pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the offer and sale is pursuant to an offshore transaction in compliance with an exemption from registration pursuant to Regulation S under the Securities Act, (ii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iii) if the proposed transfer is being made prior to the expiration of the 40-day “Distribution Compliance Period”, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person and the transferred beneficial interest will be held immediately after such Transfer through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will be subject to the restrictions on transfer enumerated in the applicable legend printed on the Global Security and/or the Certificated Security and in the Indenture and the Securities Act.

3.  ☐       Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Certificated Security.

(a)  ☐     Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities, on Restricted Certificated Securities and in the Indenture.

(b)  ☐     Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with an exemption from registration pursuant to Regulation S under the Securities Act, in an offshore transaction and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will no longer be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities, on Restricted Certificated Securities and in the Indenture.

(c)  ☐     Check if Transfer is Pursuant to an Effective Registration Statement.  The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(d)  ☐     Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Security will not be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Global Securities or Restricted Certificated Securities and in the Indenture.

4.  ☐       Check if Transfer is to the Company or any of its Subsidiaries.  The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT 1 TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐   a beneficial interest in the:

(i)            ☐   Global Security offered and sold pursuant to Rule 144A under the Securities Act (CUSIP          ), or

(ii)           ☐   Global Security offered and sold pursuant to Regulation S (CUSIP          )

(b)           ☐    a Restricted Certificated Security.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           ☐   a beneficial interest in the:

(i)                                     ☐  Global Security offered and sold pursuant to Rule 144A under the Securities Act (CUSIP          ), or

(ii)                                  ☐     Global Security offered and sold pursuant to Regulation S (CUSIP          ), or

(iii)                               ☐   Unrestricted Global Security (CUSIP          ); or

(b)                                 ☐   a Restricted Certificated Security; or

(c)                                  ☐   an Unrestricted Certificated Security, in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Alibaba Group Holding Limited

c/o Alibaba Group Services Limited

26/F Tower One, Times Square, 1 Matheson Street

Causeway Bay, Hong Kong

Attn: Timothy A. Steinert, Esq.

Re:  [Title of Securities]

Reference is hereby made to the Indenture, dated as of November 28, 2014 (as supplemented to the date hereof, the “Indenture”), among Alibaba Group Holding Limited, as issuer (the “Company”), and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     , (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of US$             (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Certificated Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Certificated Securities or Beneficial Interests in an Unrestricted Global Security

(a)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Certificated Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Certificated Security, the Owner hereby certifies (i) the Certificated Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the

Certificated Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐     Check if Exchange is from Restricted Certificated Security to beneficial interest in an Unrestricted Global Security.  In connection with the Owner’s Exchange of a Restricted Certificated Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐     Check if Exchange is from Restricted Certificated Security to Unrestricted Certificated Security.  In connection with the Owner’s Exchange of a Restricted Certificated Security for an Unrestricted Certificated Security, the Owner hereby certifies (i) the Unrestricted Certificated Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the applicable legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Securities for Restricted Certificated Securities or Beneficial Interests in Restricted Global Securities

(a)  ☐     Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Certificated Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Certificated Security with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Security is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Security issued will continue to be subject to the restrictions on transfer enumerated in the applicable legend printed on the Restricted Certificated Security and in the Indenture and the Securities Act.

(b)  ☐     Check if Exchange is from Restricted Certificated Security to beneficial interest in a Restricted Global Security.  In connection with the Exchange of the Owner’s Restricted Certificated Security for a beneficial interest in the [CHECK ONE] ☐ Global Note offered and sold pursuant to Rule 144A under the Securities Act, ☐ Global Note offered and sold pursuant to Regulation S, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the applicable legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Guarantors.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: